Conformed through Amendment No. 2

CREDIT AGREEMENT

dated as of March 9, 2023

by and among

CARLYLE ALPINVEST PRIVATE MARKETS FUND

as Borrower

ALPINVEST CAPM HOLDINGS, LLC,

ALPINVEST SEED FUND LIMITED PARTNER, LLC and

ALPINVEST SEED FUND, L.P. and

ACP 2022 MARVEL BLOCKER LLC

as Holding Vehicles

BARCLAYS BANK PLC

as Agent

and

THE FINANCIAL INSTITUTIONS NAMED HEREIN,

as Lenders

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SCHEDULE

Schedule 1	Lenders; Committed Loan Limits
Schedule 2	Excluded Account

EXHIBITS

Exhibit A	Form of Loan Notice
Exhibit B	Form of Promissory Note
Exhibit C-1	Form of U.S. Tax Compliance Certificate
Exhibit C-2	Form of U.S. Tax Compliance Certificate
Exhibit C-3	Form of U.S. Tax Compliance Certificate
Exhibit C-4	Form of U.S. Tax Compliance Certificate
Exhibit D	Investment Guidelines
Exhibit E	Borrowing Base Certificate

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This Credit Agreement is made as of March 9, 2023 by and among:

(1)  CARLYLE ALPINVEST PRIVATE MARKETS FUND, a non-diversified, closed-end management investment company, that is registered under the Investment Company Act of 1940 and organized as a Delaware statutory trust, with its principal office at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 (the “Borrower”);

(2) ALPINVEST CAPM HOLDINGS, LLC, a Delaware limited liability company, with its principal office at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 (the “Holding I”);

(3) ALPINVEST SEED FUND LIMITED PARTNER, LLC, a Delaware limited liability company, with its principal office at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 (the “Holding II”);

(4) ALPINVEST SEED FUND, L.P., a Delaware limited partnership, with its principal office at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 (the “Holding III”);

(5) ACP 2022 MARVEL BLOCKER LLC, a Delaware limited liability company, with its principal office at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 (the “Holding IV”);

(6) BARCLAYS BANK PLC, as the original Lender (the “Initial Lender”) and as the administrative agent, calculation agent and collateral agent on behalf of the Lenders, the “Agent”); and

(7) each of the lenders named on the signature pages hereto under the caption “Lenders” (individually, a “Lender” and collectively, including the Initial Lender, the “Lenders”).

Background

WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

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ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Activities” has the meaning specified in Section 9.2 (Agent Individually).

“Account Collateral Value” means (i) the amount of cash denominated in USD and (ii) the aggregate value (reasonably determined by the Agent) of Cash Equivalents, in each case held in the Collateral Accounts and subject to a valid and perfected first priority (subject to Permitted Liens specified in clauses (a) and (c) of the definition thereof) security interest in favor of the Agent as a secured party for the benefit of the Lenders.

“Additional Pledgor” means AlpInvest Seed Fund GP, LLC, a Delaware limited liability company, with its principal office at One Vanderbilt Avenue, Suite 3400, New York, NY 10017 (the “Additional Pledgor”);

“Adjusted Borrowing Base” means an amount equal to the (i) Borrowing Base minus (ii) the sum of (x) the Haircut Amount and (y) all Indebtedness of the Credit Parties (other than (1) Indebtedness arising in favor of the Lenders under this Agreement and (2) all deferred payment obligations in respect of the Fund Assets).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; provided, however, that in the case of the Borrower, Affiliate has the meaning ascribed to the term “Affiliated Person” in the Investment Company Act.

“Agent” has the meaning assigned to such term in the preamble hereto.

“Agent Indemnitee” has the meaning specified in Section 9.8 (Right to Indemnity).

“Agent’s Group” has the meaning specified in Section 9.2(b) (Agent Individually).

“Agreement” means this Credit Agreement, as further amended, restated, supplemented or otherwise modified from time to time.

“Allocation Category” has the meaning set forth in Exhibit D (Investment Guidelines).

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“Alternate Rate” has the meaning specified in Section 2.8(b) (Inability to Determine Interest Rate).

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to Borrower and any of its Affiliates or subsidiaries from time to time concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act, and in each case, as may be amended from time to time.

“Anti-Money Laundering and Anti-Terrorism Laws” means:

(i) the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957;

(ii) the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., and the regulations promulgated thereunder;

(iii) the Patriot Act and regulations issued pursuant to it;

(iv) any other anti-money laundering law enacted, or regulation issued by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (FinCEN) pursuant to such law, by the United States of America; or

(v) any other applicable law in any jurisdiction in which Borrower or any of its Affiliates or subsidiaries is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial recordkeeping and reporting requirements related thereto.

“Applicable Margin” means 290 basis points (2.90%) per annum.

“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s Committed Loan Limit and the denominator of which is the aggregate Committed Loan Limit of all Lenders (and, if the commitment to make Loans by the Lenders shall have expired or been terminated, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Principal Outstanding Amount at that time).

“Asset Coverage Ratio” means, as of any date, an amount, expressed as a percentage, equal to the quotient of (i) an amount equal to the Adjusted Borrowing Base divided by (ii) the sum of (x) the Principal Outstanding Amount plus (y) accrued but unpaid interest.

“Availability Period” means, with respect to each Lender’s Committed Loan Limit, the period commencing on, and including, the Closing Date and ending on, and excluding, the Scheduled Availability Period End Date (subject to adjustment pursuant to Section 2.15 (Scheduled Availability Period; Reduction of Committed Loan Limit); provided that, notwithstanding anything to the contrary herein, the Availability Period shall in no event occur later than the Final Availability Period End Date.

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“Available Liquidity Amount” means, as of any date of determination, an amount equal to the Dollar Equivalent of (i) the Forecasted Distributions, plus (ii) the aggregate value (as reasonably determined by the Agent) of the Liquid Assets owned directly by the Borrower, plus (iii) the undrawn portion of the Committed Loan Limits of the Lenders that can be borrowed by the Borrower at such time in compliance with the conditions precedent set forth in Article V (Conditions Precedent to Loans).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.8(c)(iv) (Unavailability of Tenor of Benchmark).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.8(c)(i) (Benchmark Replacement).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or the publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(b) a public statement or the publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or the publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.8(c) (Benchmark Replacement Setting) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.8(c) (Benchmark Replacement Setting).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing Base” means an amount equal to (1) the Account Collateral Value plus (2) the Eligible Fund Asset Value; provided, however, that the Account Collateral Value shall be reduced such that it does not exceed 10% of the aggregate Net Asset Value of the Credit Parties.

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“Borrowing Base Certificate” has the meaning set forth in Section 6.1(c) (Financial Statements and Reports).

“Break Funding Payment Date” has the meaning set forth in Section 2.12 (Break Funding Payments).

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed.

“Cash Control Event” means, on any date of determination, (A) an Event of Default, (B) a Commitment Limit Breach or Coverage Breach, or (C) a Default under Section 8.1(a) or (k).

“Cash Equivalents” means the following instruments: money market funds or money market instruments with a maturity of 3 months or less issued by a financial counterparty rated at least “A-1+”, “AAAm” or “AAAmg” by Standard & Poor’s Corporation or at least “P-1” by Moody’s Investor Service, Inc.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means March 9, 2023.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all “Collateral” described in the Security Agreements.

“Collateral Account” means each account of a Credit Party that is maintained with the Custodian and is subject to a valid and perfected first priority security interest (subject to Permitted Liens specified in clauses (a), (c) and (d) of the definition thereof) in favor of the Agent pursuant to the Security Documents.

“Commitment Breach Notice Period” has the meaning set forth in Section 2.5(a) (Commitment Limit Breach).

“Commitment Fee” has the meaning set forth in Section 2.9(a) (Fees).

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“Commitment Fee Payment Date” means the last Business Day of each calendar quarter and the Final Maturity Date.

“Commitment Fee Percentage” means 110 basis points (1.10%) per annum.

“Commitment Fee Period” means the period from and including each Commitment Fee Payment Date to but excluding the immediately following Commitment Fee Payment Date; provided that the initial Commitment Fee Period shall begin on and include the Closing Date and the final Commitment Fee Period shall end on and exclude the Final Maturity Date.

“Commitment Increase Date” has the meaning set forth in Section 2.1(b) (Loans).

“Commitment Limit Breach” means, as of any date of determination, the occurrence of (a) the Principal Outstanding Amount exceeding the Committed Loan Limit, (b) the Tranche A Principal Outstanding Amount exceeding the aggregate Tranche A Committed Loan Limits of all Lenders or (c) the aggregate Tranche B Principal Outstanding Amount exceeding the Tranche B Committed Loan Limits of all Lenders.

“Committed Loan Limit” means, with respect to any Lender, the sum of such Lender’s Tranche A Committed Loan Limit and such Lender’s Tranche B Committed Loan Limit.

“Concentration Limits” means the concentration limits set forth in Exhibit D (Investment Guidelines).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines, in consultation with the Borrower, that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Document” means, for any entity, its constituent or organizational documents, including: (a) in the case of any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, the articles or certificate of formation and its operating agreement or limited liability company agreement; (c) in the case of a corporation, the certificate or articles of incorporation and its bylaws; and (d) in the case of a trust, the certificate of trust, the trust agreement or declaration of trust and the trust bylaws.

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“Contingent Obligations” means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligation (a “primary obligation”) of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds to the primary obligor or any other person at the request or on behalf of the primary obligor (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities and services primarily for the purposes of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term “Contingent Obligation” shall not include endorsements of checks for collection in deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the contingent obligor in good faith.

“Contractual Obligation” means, as to any Person, any obligation set forth in any security issued by such Person or in any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means with respect to each Collateral Account, the relevant account control agreement entered into among the relevant Credit Party, the Agent and the Custodian, in each case as amended, restated, supplemented or otherwise modified from time to time as permitted by the terms of the Transaction Documents and “Control Agreements” means such agreements collectively.

“Coverage Breach” mean, as of any date of determination, the Asset Coverage Ratio falling below the Minimum Asset Coverage Ratio.

“Coverage Breach Cure” has the meaning set forth in Section 2.5(b) (Coverage Breach).

“Coverage Breach Cure Plan Period” has the meaning set forth in Section 2.5(b) (Coverage Breach).

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“Credit Party” means each of the Borrower, each Holding Vehicle and the Additional Pledgor and “Credit Parties” means, collectively, the Borrower, the Holding Vehicles and the Additional Pledgor.

“Cure Date” has the meaning set forth in Section 2.5(b)(ii) (Coverage Breach).

“Cure Plan” has the meaning set forth in Section 2.5(b)(ii) (Coverage Breach).

“Custodian” means UMB Bank, n.a. or any successor thereto.

“Custody Agreement” means with respect to each Collateral Account, the custody agreement between a Credit Party and the Custodian pursuant to which the Custodian establishes and maintains the Collateral Account for the benefit of the relevant Credit Party, in each case as amended, restated, supplemented or otherwise modified from time to time and “Custody Agreements” means such agreements collectively.

“Default” means any event which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

“Disbursement Date” means each Business Day on which a Loan is made pursuant to Section 2.2 (Borrowings of Loans).

“Distribution” means any dividend, distribution (including, for the avoidance of doubt, any Distribution in Kind) or payment, direct or indirect, to or for the benefit of any holder of any Equity Interests of a Person now or hereafter outstanding on account of any such Equity Interests.

“Distribution in Kind” means any dividend or distribution, direct or indirect, for the benefit of a holder of Equity Interests in a Fund Asset, of one or more investments held by such Fund Asset.

“Dollar Equivalent” means, as of any date of determination, (i) with respect to any amount denominated in Dollars, such amount and (ii) with respect to any amount denominated in a Foreign Currency, the equivalent amount thereof in Dollars as reasonably determined by the Agent on such date on the basis of the Spot Rate as of the prior Business Day or the date otherwise expressly provided for the calculation of such amounts hereunder.

“Dollars” and “USD” refer to the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Fund Asset” means each Fund Asset (or portion thereof) that is not an Ineligible Fund Asset.

“Eligible Fund Asset Value” means an amount equal to the aggregate Net Asset Value of each Eligible Fund Asset.

“Eligible Institution” means any depository institution, organized under the laws of the United States or any state, having capital or surplus in excess of $200,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a long-term debt rating of at least A3 from Moody’s Investors Service, Inc. and any successor thereto and at least A- from Standard & Poor’s Financial Services LLC and any successor thereto. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

“Employee Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code and that is (a) maintained by the Borrower or any ERISA Affiliate or (b) to which the Borrower or any ERISA Affiliate is required to make any payment or contribution.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended (or any successor legislation thereto) and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, the Borrower, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Erroneous Payment” has the meaning assigned to it in Section 9.9(a) (Erroneous Payments).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.9(d) (Erroneous Payments).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.9(d) (Erroneous Payments).

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“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.9(e) (Erroneous Payments).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Article VIII (Events of Default).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Excluded Account” means a brokerage, investment or similar account of a Credit Party held with the Custodian or another financial institution reasonably acceptable to the Administrative Agent and set forth on Schedule 2 hereto, which is used solely to hold cash as margin in favor of any swap counterparty or Affiliate thereof in respect of any foreign exchange forwards, swaps or spot transactions entered into for hedging purposes and not for speculation as permitted under Section 7.2(iii) (Indebtedness).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Agent or any Lender or required to be withheld or deducted from a payment to the Agent or any Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Agent or such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14 (Taxes), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to the Agent’s or such Lender’s failure to comply with Section 2.14(f) (Taxes - Status of the Lenders) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the applicable rate described above shall be less than the Floor, it shall be deemed to be the Floor for purposes of this Agreement.

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“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means that certain Fee Letter or Fee Letters, dated on or after the date hereof, among the Credit Parties, the Agent and/or certain Lenders, as applicable, as each may be amended, supplemented or otherwise modified from time to time.

“Final Availability Period End Date” means March 9, 2028.

“Final Maturity Date” means the applicable Scheduled Availability Period End Date (subject to adjustment pursuant to Section 2.15(a) (Scheduled Availability Period)); provided that if such day is not a Business Day, the Final Maturity Date shall be the immediately preceding Business Day.

“Floor” means a rate of interest equal to zero percent (0.00%).

“Forecasted Capital Calls” means, as of any date of determination, the aggregate amount of the uncalled capital commitments (however described) of the Borrower or the Holding Vehicles (directly or indirectly) to the Fund Assets, which the Borrower expects to be called in the next twenty-four (24) months, as reasonably determined by the Borrower and reported to the Agent; provided that, if the Borrower does not make such determination, Forecasted Capital Calls shall mean forty percent (40%) of the uncalled capital commitments of the Borrower or the Holding Vehicles (directly or indirectly) to the Fund Assets.

“Forecasted Distributions” means, as of any date of determination, the aggregate amount of Distributions in respect of the Fund Assets expected to be made to the Borrower or any Holding Vehicle in respect of such Fund Assets in the next twenty-four (24) months as reasonably determined by the Borrower and reported to the Agent; provided that, if the Borrower does not make such determination, Forecasted Distributions shall mean (i) during the period from the Closing Date, to (and including) March 7, 2025 thirty percent (30%) of the Borrower’s Net Asset Value (excluding the value of its Liquid Assets) or (ii) after March 7, 2025, forty percent (40%) of the Borrower’s Net Asset Value (excluding the value of its Liquid Assets), in each case, based on the latest information delivered to the Agent pursuant to Section 6.1 (Financial Statements and Reports).

“Foreign Currency” means any currency other than Dollars.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

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“Fund Administrator” means AlpInvest Private Equity Investment Management, LLC, or any successor thereto.

“Fund Asset” means any Private Equity Investment, Co-Investment, any other limited liability debt or equity investment in an investment fund or any direct investment or co-investment in debt or equity, including any Liquid Loan, in each case in which the Borrower or a Holding Vehicle is permitted to invest, directly or indirectly, pursuant to the terms of the Prospectus (including any such investment received as a Distribution in Kind) that is owned by the Borrower (whether directly or indirectly as a result of the Borrower’s ownership of the Equity Interests in a Holding Vehicle).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Agent hereunder.

“Governmental Authority” means any nation, government or supranational authority (including the European Union), any provincial or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, or other entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government, including, but not limited to, any central bank or any taxation authority.

“Haircut Amount” has the definition set forth in Exhibit D (Investment Guidelines).

“Holding Vehicle” each of Holding I, Holding II, Holding III, Holding IV and any other Subsidiary of the Borrower approved by the Lender in accordance with Section 7.7 (No Subsidiary) through which the Borrower holds Fund Assets and “Holding Vehicles” means, collectively, Holding I, Holding II, Holding III, Holding IV and any Subsidiary of the Borrower, approved by the Lender in accordance with Section 7.7 (No Subsidiary), through which the Borrower holds Fund Assets.

“Increase Approval Period” has the meaning set forth in Section 2.1(b) (Loans).

“Increasing Lender” has the meaning set forth in Section 2.1(b) (Loans).

“Indebtedness” of a Person means, without duplication and as at the date of determination, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business that are not overdue by more than thirty (30) days), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (but only to the extent of the lesser of (a) the amount of such Indebtedness and (b) the fair market value of such property if such Indebtedness has not been assumed by such Person or is limited recourse), (vi) all Contingent Obligations of such Person in respect of Indebtedness of others, (vii) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, letters of guaranty, or letters of credit, (viii) the net obligations of such Person under derivative transactions, commodity transactions, foreign exchange transactions, repurchase agreements, reverse repurchase agreements or securities lending agreements and (ix) all obligations that are senior securities representing indebtedness for purposes of the Investment Company Act. For the avoidance of doubt, Indebtedness shall exclude uncalled capital commitments in respect of Equity Interests in Fund Assets.

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“Indemnified Liabilities” has the meaning set forth in Section 10.5(b) (Payment of Expenses; Indemnity).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.5(a) (Payment of Expenses; Indemnity).

“Ineligible Fund Asset” means any Fund Asset (i) the issuer of which does not deliver statements of Net Asset Value as soon as available but in any event no later than one hundred twenty (120) days after the last day of each calendar quarter or audited financial statements within one hundred eighty (180) days of the end of each fiscal year, in each case, unless otherwise agreed to by the Agent, in which case the Agent may determine the value of such Fund Asset in its sole discretion, (ii) the issuer of which ceases to exist or has a petition or resolution made for its winding up, official management or liquidation, in each case, unless otherwise agreed to by the Agent, in which case the Agent may determine the value of such Fund Asset in its sole discretion, (iii) the issuer of which, or its sponsor, investment manager, general partner, manager, managing member or other entity performing a similar role, or any officer, director or senior employee of any such entity is subject to a non-routine inquiry, investigation or proceeding by any governmental, regulatory or self-regulatory authority for reasons of any alleged wrongdoing, breach of any rule or regulation that could reasonably be expected to have a material adverse effect on the issuer of such Fund Asset, (iv) if the issuer of such Fund Asset, or its sponsor, investment manager, general partner, manager, managing member or other entity performing a similar role has commenced or is subject to any proceeding pursuant to any applicable bankruptcy, insolvency or debtor relief law, in each case, unless otherwise agreed to by the Agent, in which case the Agent may determine the value of such Fund Asset in its sole discretion, (v) if the Borrower or a Holding Vehicle, as applicable, has defaulted in respect of any capital call or similar capital contribution obligation in respect of such Fund Asset and such default has not been remedied within any grace period specified under the constituent documents or subscription agreement or side letter governing such obligation, in each case, unless otherwise agreed to by the Agent, in which case the Agent may determine the value of such Fund Asset in its sole discretion, (vi) that is subject to any Lien other than Permitted Liens described in clauses (a), (b) and (c) of the definition thereof, (vii) the issuer of which has erroneously paid Distributions owed to a Credit Party to a Person other than such Credit Party, until (A) such error is corrected or otherwise cured to the reasonable satisfaction of the Agent, including, but not limited to, by the deposit of such Credit Party of the amounts of any such Distributions into the applicable Collateral Account and (B) the Agent has provided its written re-approval of such Fund Asset as an Eligible Fund Asset (such approval not to be unreasonably withheld, conditioned or delayed), (viii) the issuer of which has failed any Lender’s customary due diligence process; provided that the determination by the Agent to deem such investment ineligible is consistently applied across similarly situated borrowers within the Agent’s Equity Funds Structuring business who hold investments in such issuer, (ix) the issuer of which is not compliant with applicable “know your customer” anti-money-laundering or sanctions rules and regulations; or (x) the holder of record of which is a Person other than a Credit Party.

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“Information” means any information or data concerning the Borrower’s business, operations and assets (whether prepared by the Borrower, Investment Adviser, Custodian or otherwise) including, without limitation information relating to the financial performance of the Borrower, the financial statements delivered to the Agent or any Lender pursuant to the provisions of this Agreement, information regarding the identity of the Borrower’s assets and managers and advisers thereof, any information, trade or business services, discoveries, ideas, concepts, know-how, techniques, designs, strategies, specifications, drawings, blueprints, designs, flow-charts, data, computer programs, marketing plans, customer names, employee data, customer files, customer data that are proprietary to the Borrower or a third party to whom the Borrower has a duty of confidentiality and other technical, financial or business information obtained under this Agreement furnished to the Agent or any Lender by or on behalf of the Borrower; provided that “Information” shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Agent or any Lender in violation of Section 10.16 (Confidentiality); (ii) is or was within the Agent or such Lender’s possession prior to its being furnished to the Agent or such Lender by or on behalf of the Borrower pursuant hereto, so long as the source of such information was not known by the Agent or such Lender to be bound by a confidentiality agreement with, or other contractual legal or fiduciary obligation of confidentiality to, the Borrower or any other party with respect to such information; (iii) becomes available to the Agent or such Lender on a non-confidential basis from a source other than the Borrower, its representatives or agents; provided that such source is not known by the Agent or such Lender to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Borrower or any other party with respect to such information; or (iv) was or is hereafter independently developed by the Agent or such Lender or on the Agent or such Lender’s behalf without use of or reference to the Information.

“Interest Payment Date” means, with respect to all Loans outstanding at any time, the last Business Day of each calendar quarter and the Final Maturity Date.

“Interest Period” means, with respect to each Loan, initially, the period from and including the relevant Disbursement Date to but excluding the date that is one month or three months (as selected in the Loan Notice for such Loan) following such Disbursement Date and, thereafter, the period from and including the last day of the immediately preceding Interest Period to but excluding the date that is one month or three months (as selected by the Borrower upon written notice to the Agent at least five (5) Business Days in advance of such day) thereafter; provided, that if the Borrower fails to select an Interest Period with respect to any Loan at least five (5) Business Days in advance of the last day of such Interest Period, such Loan shall be continued with an Interest Period of the same length as the immediately preceding Interest Period; provided, further, that, for the avoidance of doubt, the final Interest Period shall end on and exclude the Final Maturity Date.

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“Investment Adviser” means AlpInvest Private Equity Investment Management, LLC which is the investment adviser of the Borrower, or any successor investment adviser permitted under this Agreement.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Guidelines” means the investment guidelines set forth in Exhibit D (Investment Guidelines).

“IRS” means the U.S. Internal Revenue Service.

“Judgment Currency” has the meaning set forth in Section 10.13 (Judgment Currency).

“Lender” means Barclays Bank PLC as Initial Lender, each Lender specified on Schedule 1 and each successor or assignee that shall become a Lender party hereto pursuant to Section 10.6 (Successors and Assigns) (and, if there shall be more than one Lender at any time, “Lender” shall mean all of them).

“Lender Appointment Period” has the meaning specified in Section 9.6 (Resignation of Agent).

“Lien” means any (i) lien, mortgage, pledge, assignment, deed of trust, hypothecation, encumbrance, claim, deposit arrangement, charge, or preference, priority security interest or any other type of preferential arrangement (including with respect to the right to receive income), whether arising by agreement or under any statute, law, regulation or otherwise, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any property or asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquid Assets” means (i) cash, (ii) Cash Equivalents, (iii) investments in mutual funds or money market funds registered under the Investment Company Act, (iv) Equity Interests that are listed on a national securities exchange registered under the Exchange Act and (v) Liquid Loans.

“Liquid Loans” means broadly syndicated and readily tradeable loans as reasonably determined by the Agent.

“Loan” or “Loans” means the Tranche A Loans and the Tranche B Loans.

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“Loan Notice” has the meaning set forth in Section 2.2(b) (Borrowings of Loans).

“Loan Principal Amount” means, with respect to any Loan, the outstanding principal amount advanced by the Lenders to the Borrower on the related Disbursement Date for such Loan pursuant to Section 2.2 (Borrowings of Loans) hereof.

“Material Adverse Effect” means, in respect of a Credit Party or (where specified) the Investment Adviser, a material adverse effect on:

(i) the business, operations, financial condition or results of operations of such Person, taken as a whole;

(ii) the ability of such Person to perform its obligations under the Transaction Documents (if applicable);

(iii) the validity or enforceability of any Transaction Document (if applicable); or

(iv) the rights or remedies of the Agent or any Lender under any Transaction Document.

“Maximum Allocation Amount” has the definition set forth in Exhibit D (Investment Guidelines).

“Maximum Allocation Haircut” has the definition set forth in Exhibit D (Investment Guidelines).

“Maximum Limit” has the definition set forth in Exhibit D (Investment Guidelines).

“Maximum Rate” has the meaning set forth in Section 2.7 (Maximum Interest Rate).

“Minimum Allocation Amount” has the definition set forth in Exhibit D (Investment Guidelines).

“Minimum Allocation Haircut” has the definition set forth in Exhibit D (Investment Guidelines).

“Minimum Asset Coverage Ratio” means 275%.

“Minimum Limit” has the definition set forth in Exhibit D (Investment Guidelines).

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of the Borrower or any ERISA Affiliate.

“Net Asset Value” means (a) with respect to a Credit Party on any date of calculation, the net asset value of such Credit Party calculated by the Fund Administrator in accordance with the procedures set forth in the Prospectus and based on the aggregate value of such Credit Party’s assets minus the aggregate amount of such Credit Party’s liabilities and (b) with respect to a Fund Asset on any date of determination, the net asset value of such Fund Asset, determined by reference to the most recent asset valuation reports or estimate provided by or on behalf of the issuer of such Fund Asset, as adjusted by the Borrower in accordance with its valuation policies, including (to the extent applicable) adjustments to account for any capital contributions, distributions or market events (including without limitation purchases, sales or realizations of investments, market disruptions or fluctuations) since the date for which such report or estimate was provided and as reduced by the deferred amount of the purchase price of such Fund Asset that remains unpaid as of such date of determination; provided that if any such asset valuation report or estimate is not timely delivered to the Lender, the Agent shall determine the value of the applicable Fund Asset and such determination shall be the Net Asset Value for such Fund Asset on such date.

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“Net Distributions” means, for any period, 100% of Distributions and Sale Proceeds actually received by the Credit Parties during such period in respect of Fund Assets, which Distributions and Sale Proceeds may be net of any (i) taxes or (ii) general corporate operating expenses, in each case, reasonably expected to be required and paid during the relevant period. If the value of any Distribution or any amount netted therefrom as described above is reported in a currency other than Dollars, then for purposes of determining the amount of Net Distributions, the currency of the foregoing shall be promptly converted into Dollars and reported in accordance with the usual and customary policies and procedures of the Borrower.

“Note” or “Notes” means, at any time, the promissory notes issued by the Borrower hereunder (if any) in substantially the form of Exhibit B hereto.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to the Agent or any Lender, Taxes imposed as a result of a present or former connection between the Agent or such Lender and the jurisdiction imposing such Tax (other than connections arising from the Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

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“Payment Recipient” has the meaning assigned to it in Section 9.9(a) (Erroneous Payments).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Indebtedness” has the meaning set forth in Section 7.2 (Indebtedness) hereto.

“Permitted Liens” means (a) the Liens of the Custodian in respect of a Credit Party’s interests in assets held by the Custodian to secure obligations arising under the relevant Custody Agreement, to the extent not waived pursuant to the relevant Control Agreement, (b) Liens created under the Transaction Documents, (c) Liens on the Fund Assets in favor of the issuer of such Fund Asset, or its investment manager, general partner, managing member or other Person acting in a similar capacity, pursuant to the constituent documents or subscription agreement or side letter governing obligations of the applicable Credit Party in respect of such Fund Asset (including unfunded commitments to the extent constituting a Lien), (d) Liens in favor of the Custodian or other institution maintaining any Collateral Account, Excluded Account or Pledged Securities Account, as applicable, in respect of a Credit Party’s interest in assets held in such account to secure obligations arising under the relevant account agreement, (e) Liens on cash (other than any cash held in the Collateral Accounts) in favor of any swap counterparty or Affiliate thereof in respect of any foreign exchange forwards, swaps or spot transactions entered into for hedging purposes and not for speculation and (f) Liens for Taxes not yet due.

“Person” means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledged Securities Account” means a brokerage, investment or similar account of the Borrower or a Holding Vehicle, as applicable, that (i) is used solely to hold Distributions in respect of Fund Assets consisting of securities that cannot be held in a Collateral Account, (ii) the Borrower has notified the Agent thereof in writing promptly following the establishment thereof and (iii) the Borrower or such Holding Vehicle, as applicable, has (a) pledged such account in favor of the Agent in a manner reasonably satisfactory to it and (b) entered into a Security Agreement and account control agreement in furtherance thereof, each in form and substance reasonably satisfactory to the Agent; provided that, for the avoidance of doubt, no Pledged Securities Account has been established as of the Closing Date.

“Prepayment Date” has the meaning set forth in Section 2.4(b) (Optional Prepayment).

“Principal Outstanding Amount” means, at any time, the Dollar Equivalent of the aggregate outstanding principal amount of the Loans at such time.

“Private Equity Investment” means an investment pursuant to which the Borrower or any Holding Vehicle has been admitted as a limited partner, non-managing member or shareholder of a private equity fund or a private credit fund.

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“Prospectus” means the Prospectus of the Borrower dated December 18, 2022 and shall include, without limitation, all supplements, amendments and modifications thereto as of the Closing Date, and as further supplemented, amended or modified in accordance with any Requirement of Law, including, without limitation, the Securities Act and the Investment Company Act.

“Qualified Lenders” means, for so long as the Applicable Percentage of Barclays Bank PLC and its Affiliates in the aggregate is not less than 25%, Barclays Bank PLC (and any Affiliate thereof that is a Lender).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, at any time, Lenders with Applicable Percentages that in the aggregate exceed 50%; provided that so long as Barclays Bank PLC (or any Affiliate) is (i) a Lender and (ii) a Qualified Lender, Required Lenders shall include such Lender or such Lenders, as applicable.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, judgment, decree, order or determination of an arbitrator or any Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means (a) with respect to an EEA Financial Institution, an EEA Resolution Authority or (b) with respect to a UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to any Credit Party or the Investment Adviser, as applicable, any of its directors, officers or other Persons duly authorized by such Credit Party or Investment Adviser, as applicable, to act on such Credit Party’s or the Investment Adviser’s behalf.

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“Restricted Party” means (a) any Person that is the target of Sanctions, including any individual, entity or vessel (i) located, organized, or resident in a country or territory that is targeted by comprehensive territorial Sanctions, including Cuba, Iran, North Korea, Syria, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, and the Crimea Region (including Sevastopol) of Ukraine; or (ii) listed on the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC or such similar list; or (b) any individual, entity or vessel that is directly or indirectly controlled or owned 50 percent or more, individually or in the aggregate, by, or directly or indirectly acting for or on behalf of, one or more such Persons.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under Subchapter M of the Code.

“Sale Proceeds” means the proceeds of any transfer, sale, liquidation, redemption or other realization (whether in whole or in part) of any Fund Asset (directly or as a result of a transfer, sale, liquidation, redemption or other realization of interests of a Holding Vehicle or the the Additional Pledgor, as applicable).

“Sanctions” means any economic, financial, trade or other sanction(s) enacted, imposed, administered or enforced by the U.S. government, including OFAC and the U.S. Department of State, including through any existing or future executive order, the United Nations Security Council, the European Union (including any member state thereof), His Majesty’s Treasury or other Governmental Authority that enforces sanctions.

“Scheduled Availability Period End Date” means, with respect to each Lender’s Committed Loan Amount, March 8, 2024 (subject to adjustment pursuant to Section 2.15(a) (Scheduled Availability Period)); provided that if such day is not a Business Day, the Scheduled Availability Period End Date shall be the immediately preceding Business Day.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Exchange Act or the Investment Company Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means each of (a) that certain New York law governed Security Agreement, dated as of the Closing Date, between the Borrower and the Agent as secured party for benefit of the Lenders and (b) that certain New York law governed Security Agreement, dated as of the Closing Date, among each Holding Vehicle, the Additional Pledgor and the Agent as secured party for benefit of the Lenders, in each case as amended, restated, supplemented or otherwise modified from time to time and “Security Agreements” means such agreements collectively.

“Security Documents” means, collectively, the Security Agreements, the Control Agreements and all other instruments and documents executed or delivered pursuant to any of the foregoing to secure the obligations of the Borrower under the Transaction Documents, and “Security Document” means any of them as the context may require.

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“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person at any date of determination, that, on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sponsor” has the meaning set forth in Exhibit D (Investment Guidelines).

“Spot Rate” means, with respect to any Foreign Currency, the rate upon which such Foreign Currency is exchanged into Dollars by the Agent on the applicable date, using any reasonable method generally consistent with its then-current practices and policies, in the exercise of its commercially reasonable discretion, and such determination shall be conclusive absent manifest error.

“Subchapter M Distributions” means distributions, the timing and amount of which shall be determined in the good faith of the Borrower, sufficient to ensure that the Borrower will not become subject to (a) tax on its “investment company taxable income” (as defined in Section 852(b)(2) of the Code) pursuant to Section 852(b)(1) of the Code, (b) tax on its undistributed net capital gain pursuant to Section 852(b)(3) of the Code or (c) a material liability for excise tax on the excess of its “required distribution” (as defined in Section 4982(b) of the Code) for any calendar year over its “distributed amount” (as defined in Section 4982(c) of the Code) for such calendar year pursuant to Section 4982(a) of the Code.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Target Asset Coverage Ratio” means 300%.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Adjustment” means, with respect to Term SOFR, (i) a percentage equal to 0.10% (10 basis points) per annum for an Interest Period of one (1) month and (ii) a percentage equal to 0.15% (15 basis points) per annum for an Interest Period of three (3) months.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Tranche A Committed Loan Limit” means, at any date and as to any Lender, the amount set forth opposite such Lender’s name on Schedule 1 under the heading “Tranche A Committed Loan Limit”, as such amount may be reduced pursuant to Section 2.15(b) (Committed Loan Limit) or increased pursuant to Section 2.1(b) (Loans). As of the Closing Date, the aggregate Tranche A Committed Loan Limit of all Lenders is USD $7,500,000.

“Tranche A Loans” means the loans (other than Tranche B Loans) made or to be made under this Agreement pursuant to Section 2.2 (Borrowings of Loans), the proceeds of which may be used by the Borrower for any permitted purpose pursuant to Section 6.13 (Use of Proceeds).

“Tranche A Principal Outstanding Amount” means, at any time, the aggregate outstanding principal amount of the Tranche A Loans at such time.

“Tranche B Committed Loan Limit” means, at any date and as to any Lender, the amount set forth opposite such Lender’s name on Schedule 1 under the heading “Tranche B Committed Loan Limit”, as such amount may be reduced pursuant to Section 2.15(b) (Committed Loan Limit) or increased pursuant to Section 2.1(b) (Loans). As of the Closing Date, the aggregate Tranche B Committed Loan Limits of all Lenders is USD $22,500,000.

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“Tranche B Loans” means the loans (other than Tranche A Loans) made or to be made under this Agreement pursuant to Section 2.2 (Borrowings of Loans), the proceeds of which may be used by the Borrower for any permitted purpose pursuant to Section 6.13 (Use of Proceeds).

“Tranche B Principal Outstanding Amount” means, at any time, the aggregate outstanding principal amount of the Tranche B Loans at such time.

“Transaction Documents” means, collectively, this Agreement, the Security Documents, the Fee Letters and the Note (if any); and “Transaction Document” means any of them.

“Type of Loan” means any type of Loan (i.e., a Tranche A Loan or Tranche B Loan).

“UCC” has the meaning set forth in the Security Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 2.14(f) (Taxes - Status of the Lenders).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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Section 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b) The words “hereto”, “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, and Exhibit references are to Sections of, and Exhibits to, this Agreement unless otherwise specified.

(c) Any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns.

(d) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)  Any references herein to agreements and other contractual instruments include all exhibits, annexes or schedules attached thereto and all previous and subsequent amendments, supplements, modifications, restatements, replacements and extensions of such agreements and other instruments, as agreed between the respective parties to such agreements or other instruments, except as such may be prohibited by the terms hereof.

(g) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

Section 1.3 Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.4 Exchange Rates; Currency Equivalents. The Agent shall determine the Spot Rates on any day, as necessary for calculating the Dollar Equivalent amounts of all relevant calculations hereunder. The applicable amount of any Foreign Currency for purposes of the Transaction Documents shall be such Dollar Equivalent amount.

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ARTICLE II

TERMS OF LOANS

Section 2.1 Loans.

(a) Subject to the terms and conditions of this Agreement, each Lender shall make Loans to the Borrower from time to time, on any Business Day during Availability Period, in an aggregate amount equal to the product of (x) the aggregate amount requested by the Borrower and (y) such Lender’s Applicable Percentage, by making immediately available funds available to the Agent (or an account designated by the Agent) in accordance with the terms hereof; provided, that (i) the Principal Outstanding Amount of such Lender’s Loans (after giving effect to any Loan) shall not in any event exceed such Lender’s Committed Loan Limit, (ii) the Tranche A Principal Outstanding Amount (after giving effect to any Loan) of such Lender’s Tranche A Loans does not exceed such Lender’s Tranche A Committed Loan Limit, (iii) the Tranche B Principal Outstanding Amount (after giving effect to any Loan) of such Lender’s Tranche B Loans does not exceed the Tranche B Committed Loan Limit and (iv) each other condition set forth in Article V (Conditions Precedent to Loans) shall be satisfied.

(b) The Borrower may request an increase in the aggregate Tranche A Committed Loan Limits and/or the aggregate Tranche B Committed Loan Limits by delivering a written request for such increase to the Agent (and the Agent shall promptly distribute a copy of any such request to each of the Lenders), no later than twelve (12) Business Days prior to the date that such increase is requested to be made effective (the effective date of any such increase, a “Commitment Increase Date”); provided that each Commitment Increase Date must occur on the last Business Day of a calendar quarter. Each request by the Borrower pursuant to the immediately preceding sentence shall constitute an invitation to each Lender to increase its Tranche A Committed Loan Limit and/or its Tranche B Committed Loan Limit, as applicable, by an amount equal to its Applicable Percentage of the requested increase amount. Each Lender, acting in its sole discretion and with no obligation to increase its Tranche A Committed Loan Limit or its Tranche B Committed Loan Limit pursuant to this Section, shall by written notice to the Borrower and the Agent advise the Borrower and Agent whether or not such Lender agrees to accept all or any portion of such increase to its Tranche A Committed Loan Limit and/or its Tranche B Committed Loan Limit, as applicable; provided that such notice shall be delivered to the Agent and the Borrower no fewer than five (5) Business Days prior to the Commitment Increase Date therefor(the “Increase Approval Period”). Any such Lender may accept all of its Applicable Percentage of such increase, a portion of such increase, or decline to accept any of such increase in its Tranche A Committed Loan Limit or the Tranche B Committed Loan Limit, as applicable (each Lender that so elects to increase its Tranche A Committed Loan Limit and/or the Tranche B Committed Loan Limit, an “Increasing Lender”). If any Lender shall not have responded affirmatively within the Increase Approval Period, such Lender shall be deemed to have rejected the Borrower’s request for an increase in such Lender’s Tranche A Committed Loan Limit and/or the Tranche B Committed Loan Limit in full. Promptly following the conclusion of the Increase Approval Period, the Agent shall notify the Borrower of the results of such request to the Lenders. If the Agent and any Increasing Lender (which must, in any event, include each Qualified Lender) agrees to such increase (such agreement to be granted or withheld in its sole discretion), such increase will be effective as of the relevant Commitment Increase Date, and the Agent will deliver a written confirmation to the Borrower specifying the new Tranche A Committed Loan Limit and Tranche B Committed Loan Limit, as applicable, or each Increasing Lender. Any such increase in the Tranche A Committed Loan Limit and/or the Tranche B Committed Loan Limit shall be in a minimum amount of USD 1,000,000, and shall be conditioned on the payment by the Borrower of any fee agreed by the Borrower and the Agent in connection with such increase.

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Section 2.2 Borrowings of Loans.

(a) Requesting Loans. Subject to the terms and conditions of this Agreement, the Borrower may request that Loans be made on any Business Day; provided, that (i) subject to Section 2.1 (Loans), each Loan must be for an amount equal to or greater than USD 1,000,000 and (ii) such Loan would not violate any Requirement of Law. In order to request a Loan, the Borrower shall give the Agent a written loan notice substantially in the form of Exhibit A (each, a “Loan Notice”), which (i) in the case of Tranche A Loans, must be received by the Agent prior to 12:00 noon, New York City time at least two (2) Business Days prior to the requested Disbursement Date, and (ii) in the case of Tranche B Loans, must be received by the Agent prior to 12:00 noon, New York City time at least thirty-two (32) calendar days (or such shorter period as agreed by the Agent and each Lender in its sole discretion) prior to the requested Disbursement Date, in each case requesting a Loan on such Disbursement Date and setting forth the information specified in Exhibit A. Such Loan Notice shall be signed by a Responsible Officer of the Borrower and shall become irrevocable two (2) Business Days prior to the relevant Disbursement Date.

(b) Funding. Subject to the terms and conditions of this Agreement, for any Loan, the Loan Principal Amount shall be delivered on the relevant Disbursement Date by the Agent in immediately available funds, to the account of the Borrower or a Holding Vehicle as specified in the Loan Notice; provided that, for the avoidance of doubt, the Agent shall not be required to deliver any portion of the Loan Principal Amount that has not been timely received from the Lenders. Promptly upon receipt of a Loan Notice in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as a part of the requested borrowing.

(c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.5 (Payment of Expenses; Indemnity) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.5 (Payment of Expenses; Indemnity) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.5 (Payment of Expenses; Indemnity)

Section 2.3 Repayment of Loans; Evidence of Indebtedness. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the unpaid portion of the Loan Principal Amount of each Loan on the Final Maturity Date together with all accrued and unpaid interest thereon and any other outstanding obligation of the Credit Parties hereunder. The Borrower hereby unconditionally further agrees to pay interest on the Principal Outstanding Amount from the relevant Disbursement Date of each Loan until the payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.6 (Interest Rate).

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(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Agent shall also maintain accounts and the Register pursuant to Section 10.6(b) (Successors and Assigns) in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from Borrower and each Lender’s Applicable Percentage thereof. The entries in the accounts maintained pursuant to this Section 2.3(b) (Repayment of Loans; Evidence of Indebtedness) shall be evidence of the existence and amounts of the obligations recorded therein in the absence of manifest error; provided that failure of such Lender to maintain any such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(c) It is the intention of the parties hereto that no promissory notes be issued to evidence Loans hereunder; provided that any Lender may request that any Loan made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and/or its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including if assigned pursuant to Section 10.6 (Successors and Assigns)) be represented by one or more Notes payable to the payee named therein or any permitted assignee thereof, except to the extent that such Lender or permitted assignee subsequently returns any such Note for cancellation and requests that such borrowings once again be evidenced as described in Section 2.3(b) (Repayment of Loans; Evidence of Indebtedness) above.

Section 2.4 Optional Prepayment. (a) The Borrower may from time to time prepay the Loans, in whole or in part, upon irrevocable written notice to the Agent given not later than two (2) Business Days prior to the date of any such prepayment (the “Prepayment Date”). Any prepayment notice delivered to the Agent shall specify the Prepayment Date, the Type of Loan, the amount of the prepayment, which amount shall be in an aggregate principal amount of not less than the Dollar Equivalent of USD 1,000,000 or, if less, the Principal Outstanding Amount. Promptly following the receipt of any such prepayment notice, the Agent shall advise the Lenders of the contents thereof. Each such prepayment shall be applied to the Loans held by each Lender in accordance with its respective Applicable Percentage.

(b) If any notice of prepayment shall be given, the amount specified in such notice shall be due and payable on the Prepayment Date, together with accrued and unpaid interest to but excluding the Prepayment Date on the amount prepaid.

(c) Subject to the terms and conditions of this Agreement, amounts prepaid by the Borrower on account of Loans may be reborrowed.

(d) Prepayments made pursuant to this Section 2.4 (Optional Prepayment) shall be subject to the provisions of Section 2.12 (Break Funding Payments).

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Section 2.5 Mandatory Prepayment.

(a) Commitment Limit Breach. If at any time a Commitment Limit Breach shall have occurred, the Borrower shall, within five (5) Business Days from the date that the Borrower has received written notice of such Commitment Limit Breach from the Agent (the “Commitment Breach Notice Period”), cure such Commitment Limit Breach by prepaying the Loans such that (i) the Tranche A Principal Outstanding Amount is less than or equal to the aggregate Tranche A Committed Loan Limits of all Lenders and (ii) the Tranche B Principal Outstanding Amount is less than or equal to the aggregate Tranche B Committed Loan Limits of all Lenders.

(b) Coverage Breach. If at any time a Coverage Breach shall have occurred, the Borrower, at its election, shall within five (5) Business Days from the date that the Borrower has knowledge of such Coverage Breach (the “Coverage Breach Cure Plan Period”), either:

(i) cure such Coverage Breach (a “Coverage Breach Cure”) by prepaying the Loans such that the Asset Coverage Ratio is equal to or greater than the Target Asset Coverage Ratio; or

(ii) (A) By the end of the Coverage Breach Cure Plan Period, submit to the Agent a plan (a “Cure Plan”) which is likely (as determined by the Agent and the Required Lenders in their sole discretion acting in good faith) to result in a Coverage Breach Cure no later than the date that is ninety (90) calendar days following the Borrower’s knowledge of such Coverage Breach (such date, the “Cure Date”), (B) provide such documents and other supporting evidence as the Agent shall reasonably require to evidence that the Borrower is implementing the Cure Plan, (C) cause a Coverage Breach Cure to occur as soon as commercially practicable and in no event later than the Cure Date and (D) provide written notice to the Agent as soon as commercially practicable but in any event no later than the Cure Date confirming its compliance with this Section 2.5(b)(ii) (Coverage Breach). The Agent agrees to use commercially reasonable efforts to notify the Borrower of the Agent’s and Required Lender’s acceptance or rejection of any proposed Cure Plan pursuant to clause (ii)(A) above within five (5) Business Days of receipt thereof.

(c) Cure Plan Rejection. In the event that the Agent or the Required Lenders, in their sole discretion acting in good faith, (i) rejects a Cure Plan, (ii) determines that the Borrower is not implementing such Cure Plan in accordance with its material terms or (iii) reasonably determines that a Cure Plan is no longer likely to result in a Coverage Breach Cure, the Borrower, at its election, shall within five (5) Business Days following notice from the Agent thereof, (A) prepay the Loans in accordance with Section 2.5(b)(i) (Coverage Breach) or (B) not more than one time, present to the Agent a new Cure Plan acceptable to the Agent and the Required Lenders in their sole discretion acting in good faith, which shall be subject in all cases to the terms and conditions of Section 2.5(b)(ii) (Coverage Breach).

(d) Principal Prepayment. Upon the occurrence and during the continuance of a Commitment Limit Breach or a Coverage Breach, and after giving effect to the Commitment Breach Notice Period or Coverage Breach Cure Plan Period, as applicable described in clauses (a) and (b) above, any cash and Cash Equivalents held in the Collateral Accounts and 100% of Net Distributions received by any Credit Party, shall be promptly (and in any event within three (3) Business Days of receipt thereof) applied by the Borrower to prepay the Principal Outstanding Amount, it being understood that the provisions of this Section 2.5(d) (Principal Prepayment) shall cease to apply (i) after approval of a Cure Plan (until the Cure Date) and (ii) once a Commitment Limit Breach or a Coverage Breach, as applicable, is no longer in effect.

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Section 2.6 Interest Rate. (a) Subject to the provisions of Section 2.6(b) (Interest Rate), each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) at a rate per annum equal to (i) Adjusted Term SOFR for the Interest Period(s) in effect for such Loan, plus (ii) the Applicable Margin.

(b) If all or a portion of (i) any Loan Principal Amount, (ii) any interest payable thereon, or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate described in Section 2.6(a) (Interest Rate) plus 2.00% per annum from the date of such nonpayment until such overdue amount is paid in full (before and, to the fullest extent permitted by applicable law, after judgment). Such interest shall accrue and be compounded monthly on such overdue amount, and shall be payable on demand.

(c) Interest on the Loans shall accrue from and including the first day of an Interest Period to and including the last day of such Interest Period. The Borrower shall pay interest in cash on the unpaid Principal Outstanding Amount on each Interest Payment Date until such Loan shall have been paid in full; provided that, if (i) the Borrower has provided the Agent written notice not less than two (2) Business Days prior to the relevant Interest Payment Date of its election capitalize such interest and (ii) the conditions set forth in Article V (Conditions Precedent to Loans) on such Interest Payment Date are satisfied, such interest will be capitalized on the relevant Interest Payment Date and added to the Principal Outstanding Amount as a Tranche A Loan; provided, further, that the Borrower shall pay all accrued interest in cash on the Interest Payment Date related to the Interest Period ending on the Final Maturity Date.

(d) As soon as practicable, the Agent shall notify the Borrower and each Lender of each determination of the Benchmark and the interest rate applicable to the relevant Interest Period. Each change in the rate of interest in respect of the Loan Principal Amount shall become effective, without prior notice to the Borrower, automatically as of the opening of business of the Agent on the date of said change. Each determination of an interest rate by the Agent in accordance with this Agreement shall be conclusive and binding on the Borrower and each Lender in the absence of manifest error.

(e) The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Rate, the Term SOFR Reference Rate, Term SOFR, any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions unrelated to this Agreement that affect the calculation of the Alternate Rate, the Term SOFR Reference Rate, Term SOFR, any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Rate, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, the Agent, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error in the calculation of any such rate (or component thereof) by any such information source or service.

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Section 2.7 Maximum Interest Rate. In no event shall the interest charged with respect to the Loans or any other obligations of the Borrower hereunder exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds unpaid principal, refunded to the Borrower.

Section 2.8 Inability to Determine Interest Rate. (a) If prior to the first day of any Interest Period:

(i) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the Benchmark for such Interest Period;

(ii) the Agent has received notice from the Required Lenders that the Required Lenders have determined that the Benchmark determined or to be determined for such Interest Period does not accurately and fairly reflect the cost to the Lenders of effecting or maintaining its Loans for such Interest Period; or

(iii) deposits in the currency and principal amount of the Loans to which such Interest Period is to be applicable are not generally available in the London inter-bank market;

the Agent shall give notice of such determination (which shall be conclusive and binding upon the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders as soon as practicable.

(b) If any of the circumstances described in Section 2.8(a) (Inability to Determine Interest Rate) occurs, the Loan Principal Amount to which that Interest Period relates shall during that Interest Period bear interest at the rate per annum equal to the sum of (i) the Applicable Margin for such Loan Principal Amount and (ii) the Federal Funds Effective Rate on such day plus seventy-five basis points (0.75%) (the “Alternate Rate”) until the earlier of (A) the date on which such circumstances shall have ceased to exist and (B) the end of such Interest Period, unless the Agent shall have provided separate notice of the continuation of such circumstances for the following Interest Period in accordance with Section 2.8(a) (Inability to Determine Interest Rate). The Agent shall notify the Borrower of the Alternate Rate for each affected Interest Period as soon as practicable after the Agent’s notification of the event in question. Notwithstanding the foregoing, the Lenders’ cost of funding the Loan Principal Amount determined in accordance with this Section 2.8 (Inability to Determine Interest Rate) shall not be less than zero.

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(c) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under each other Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Transaction Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.8(c)(i) (Benchmark Replacement) will occur prior to the applicable Benchmark Transition Start Date

(ii) Benchmark Replacement Conforming Changes. In connection with the use, adoption, implementation and administration of Term SOFR or a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time (in consultation with the Borrower), and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and each Lender of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.8(c)(iv) (Unavailability of Tenor of Benchmark) and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Borrower or the Agent pursuant to this Section 2.8(c) (Benchmark Replacement Setting), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.8(c) (Benchmark Replacement Setting).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Loans at the then-current Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Loans bearing interest at the Alternate Rate.

Section 2.9 Fees.

(a) The Borrower shall pay a fee (the “Commitment Fee”) to the Agent for the account of each Lender on a pro rata basis, in respect of each day during a Commitment Fee Period, which shall be payable on the relevant Commitment Fee Payment Date, in an amount equal to the product of (i) the daily average amount by which the aggregate Committed Loan Limits of the Lenders exceeds the Principal Outstanding Amount during such Commitment Fee Period, multiplied by (ii) the Commitment Fee Percentage multiplied by (iii) a fraction, the numerator of which is the actual number of days elapsed in the relevant Commitment Fee Period, and the denominator of which is three hundred sixty (360) days.

(b) The Borrower shall pay to the Agent fees in consideration of the arrangement and administration of the Committed Loan Limits, which fees shall be payable in amounts and on the dates agreed to between the Borrower and the Agent in the applicable Fee Letter.

Section 2.10 Payments. All payments made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 3:00 p.m., New York City time, on the due date thereof to the Agent, at the Agent’s office and the account as may be specified by the Agent from time to time, in Dollars and in immediately available funds. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for the purposes of calculating interest thereon.

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Section 2.11 Illegality. If any Lender determines, reasonably and in good faith, that any Requirement of Law has made it unlawful or that any Governmental Authority has asserted that it is unlawful, for such Lender to make, maintain or fund the Loans or determine or charge interest rates based upon the Benchmark or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon written notice thereof by such Lender to the Borrower and the Agent, (a) any obligation of such Lender to make additional Loans shall be suspended and (b) the Borrower shall, upon written demand from such Lender (i) prepay the Principal Outstanding Amount or (ii) as applicable, convert all Loans based upon the Benchmark to Loans based on the Alternate Rate, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the Loans to such day, or immediately, if such Lender may not lawfully continue to maintain the Loans; provided that to the extent practical or permissible under the circumstances and provided that such a delay would not be prejudicial to such Lender, as determined by such Lender in its sole discretion acting in good faith, such Lender agrees that it will endeavor to provide Borrower with a period not to exceed sixty (60) days following notice of such event within which the Borrower may satisfy such payment obligations. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.

Section 2.12 Break Funding Payments. In the event of (a) any payment of any principal amount on any Loan other than on the last day of any Interest Period for such Loan (including, but not limited to, repayment pursuant to Section 2.4 (Optional Prepayment), Section 2.5 (Mandatory Prepayment) and Article VIII (Events of Default)) other than, in each case, any prepayment pursuant to Section 2.11 (Illegality) or (b) the failure to borrow or prepay any Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at Term SOFR or, if the Term SOFR Reference Rate is no longer the Benchmark, the then-current Benchmark, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the relevant interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 (Break Funding Payments), including in reasonable detail a description of the basis for such compensation and a calculation of such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate within 10 days after receipt thereof (the “Break Funding Payment Date”).

Section 2.13 Increased Costs. (a) If any Change in Law shall:

(i) subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

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(ii) impose, modify or deem applicable any reserve, special deposit, compulsory loan or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or

(iii) impose on any Lender or the relevant interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount), then, upon request of such Lender and pursuant to clause (c) below, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of this Agreement, the commitments of such Lender or the Loans made by such Lender to a level below that which such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then, pursuant to clause (c) below, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction suffered.

(c) A certificate of any Lender setting forth the amount or amounts necessary to compensate such Lender as specified in clause (a) or (b) of this Section, including in reasonable detail a description of the basis for such claim for compensation and a calculation of such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 (Increased Costs) shall not constitute a waiver of such Lender’s right to demand such compensation; provided that, notwithstanding anything contained herein to the contrary, the Borrower shall not be required to compensate such Lender pursuant to this Section for any such increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) If any Lender requests compensation under this Section 2.13 (Increased Costs), then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the commercially reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce additional amounts payable pursuant to this Section 2.13 (Increased Costs) in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by such Lender in connection with any such designation or assignment.

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Section 2.14 Taxes.

(a) Defined Terms. For purposes of this Section 2.14 (Taxes), the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower or Agent) requires the deduction or withholding of any Tax from any such payment by the Borrower or Agent, then the Borrower or Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14 (Taxes)) the Agent or any Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification. (i) The Borrower shall indemnify the Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14 (Taxes)) payable or paid by the Agent or such Lender or required to be withheld or deducted from a payment to the Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Agent or such Lender shall be conclusive absent manifest error.

(ii) Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) (Successors and Assigns) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Transaction Documents, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Documents or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this clause. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.

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(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14 (Taxes), the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f) Status of the Lenders.

(i) Each Lender, if entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subclauses (f)(ii)(1), (f)(ii)(2) and (f)(ii)(4) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that providing any information required by any U.S. federal income tax withholding form as of the date of this Agreement shall not be considered prejudicial to the position of such Lender).

(ii) Without limiting the generality of the foregoing:

(1) if any Lender is a U.S. Person, such Lender shall deliver to the Borrower and the Agent on or prior to the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

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(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower and the Agent to determine the withholding or deduction required to be made; and

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(4) if a payment made to any Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower or the Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such updated form or certification to the Borrower and the Agent or promptly notify the Borrower in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (Taxes) (including by the payment of additional amounts pursuant to this Section 2.14 (Taxes)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 (Taxes) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Mitigation Obligations. If the Agent or any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to the Agent or such Lender or any Governmental Authority for the account of the Agent or such Lender pursuant to this Section 2.14 (Taxes), then the Agent or such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.14 (Taxes) in the future, (ii) would not subject the Agent or such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Agent or such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by Agent or any Lender in connection with any such designation or assignment.

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(i) Survival. Each party’s obligations under this Section 2.14 (Taxes) shall survive any assignment of rights by, or the replacement of, the Agent or any Lender, the termination of the Transaction Documents and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.15 Scheduled Availability Period; Reduction of Committed Loan Limit.

(a) Scheduled Availability Period. On each calendar day following the 90th day after the Closing Date, the Scheduled Availability Period End Date with respect to each Lender’s Committed Loan Limit shall automatically be extended by one day unless such Lender or, with respect to the aggregate Committed Loan Limits of all Lenders, the Borrower has delivered written notice to such Lender that the Availability Period with respect to such Lender’s Committed Loan Limit shall no longer automatically be extended, in which case the Scheduled Availability Period End Date with respect to such Lender’s Committed Loan Limit shall be the date which is (a) if such notice is provided by the Lender, 270 calendar days following the date of such notice or (b) if such notice is provided by the Borrower (i) during the period from the Closing Date, to (and including) March 8, 2024, 270 calendar days following the date of such notice or (ii) after March 8, 2024, 60 calendar days following the date of such notice; provided that in no case shall the Scheduled Availability Period End Date be extended past the Final Availability Period End Date.

(b) Reduction of Committed Loan Limit. Either the Agent at the request of the Required Lenders or Borrower may partially reduce the aggregate Committed Loan Limits (provided that any such reduction shall be in an integral multiple of $1,000,000 and not less than $5,000,000) by written notice to the other (either as a reduction of the Tranche A Committed Loan Limit, Tranche B Committed Loan Limit or both, as designated in such notice); provided that if such reduction is made by: (i) the Agent, then such reduction shall not be effective until 360 calendar days following the date of such notice or (ii) the Borrower, then such reduction shall not be effective until (A) if such notice is provided during the period from the Closing Date, to (and including) March 8, 2024, 270 calendar days following the date of such notice or (B) if such notice is provided thereafter, 60 calendar days following the date of such notice. Promptly after receipt of any notice of reduction or termination, Agent shall notify each Lender of the same. All reductions of the aggregate Tranche A Committed Loan Limits or the aggregate Tranche B Committed Loan Limit shall reduce the Tranche A Committed Loan Limits and the Tranche B Committed Loan Limits of each Lender ratably in accordance with each Lender’s Applicable Percentage.

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Section 2.16 Agent’s Clawback.

(a) Funding by Lenders; Presumption by the Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Agent such Lender’s Loan, the Agent may assume that each Lender that has a Committed Loan Limit hereunder has made the relevant Loan available on any Disbursement Date in accordance with Section 2.2 (Borrowings of Loans) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made the relevant Loan available to the Agent, then such Lender and Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrower, the at a rate per annum equal to the rate applicable to such Loans.. If Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays such Loan to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to the Agent.

(b) Payments by Borrower; Presumptions by the Agent. Unless the Agent shall have received notice from Borrower prior to the date on which any payment is due to the Agent for the account of Lenders hereunder that Borrower will not make such payment, the Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

To induce the Agent and each Lender to enter into this Agreement and to fund the Loans, each Credit Party, solely on behalf of itself (and, with respect to the Additional Pledgor, solely in its capacity as a pledgor under the relevant Security Agreement), hereby represents and warrants to the Agent and each Lender as of the Closing Date and as of each Disbursement Date (other than any such representations or warranties that, by their terms, refer to a specific date other than such Disbursement Date, in which case as of such specific date) that:

Section 3.1 Financial Condition. (a) Each financial statement delivered by the Borrower to the Agent prior to the Closing Date and each financial statement delivered by the Borrower to the Agent in accordance with Section 6.1 (Financial Statements and Reports), including the Borrower’s statement of assets and liabilities and the related portfolio of investments, statements of operations and changes in net assets as of the end of its most recently ended fiscal period, which with respect to any annual financial statement, have been certified by independent public accountants of nationally recognized standing and are set forth in the annual report for the fiscal year ending on such date, together with the notes and schedules thereto, present fairly, in all material respects, in conformity with GAAP, the financial position of the Borrower as of such date; provided that, for the avoidance of doubt, there are no annual audited statements of the Borrower available for the fiscal year ended March 31, 2022.

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(b) The unaudited balance sheets of the Borrower as at the end of its most recently ended semi-annual fiscal period other than the period referred to in clause (a) above (or, if the date as of which such representation is made falls within the 90 day period following the end of its most recently ended semi-annual fiscal period and such balance sheets are not available, the immediately preceding semi-annual fiscal period), and the related unaudited portfolio of investments, statements of operations and changes in net assets, copies of which have been furnished to the Agent, were complete and correct as of the dates thereof and presented fairly in all material respects the financial condition of the Borrower as at the dates stated, and the results of its operations and its sources and applications of funds for the semi-annual fiscal period then ended (subject to normal year-end audit adjustments).

(c) Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Agent under the terms of this Agreement fairly present all material contingent liabilities in accordance with GAAP for the periods covered thereby. The Borrower has no material contingent liabilities or unusual forward or long-term commitments not disclosed therein that could reasonably be expected to have a Material Adverse Effect with respect to the Borrower.

Section 3.2 No Material Adverse Effect. Since the end of the period covered in the most recent audited annual financial statements of the Borrower, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to any Credit Party or the Investment Adviser.

Section 3.3 Existence and Power; Investment Company. The Borrower is closed-end management investment company registered under the Investment Company Act that was organized as a Delaware limited liability company. Each Holding Vehicle and the Additional Pledgor is either a Delaware limited liability company or a Delaware limited partnership. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all statutory trust powers and all authorizations and approvals required to carry on its business as now conducted. Each Holding Vehicle and the Additional Pledgor is duly organized, validly existing and in good standing under the laws of the laws of the State of Delaware and has all powers and all authorizations and approvals required to carry on its business as now conducted. Each Credit Party is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including, without limitation, the performance of its obligations under the Transaction Documents, requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

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Section 3.4 Organizational Power; Authorization; Enforceable Obligations. (a) The execution and delivery by each Credit Party of, and the performance by each Credit Party of its obligations under this Agreement and each of the other Transaction Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its statutory trust or limited liability company powers, as applicable, and have been duly authorized by all requisite action by such Credit Party.

(b) This Agreement and each of the other Transaction Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by each Credit Party, and constitute the legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Person (including the issuer of any Fund Asset or any general partner, managing member, manager, board of directors thereof or any investor therein) is required (except for any consents, authorizations, approvals, resolutions, notices, filings, licenses, exemptions, notarizations, registrations or other acts obtained prior to the Closing Date for the avoidance of doubt, or filings to perfect the security interests granted under the Transaction Documents) in connection with the borrowings hereunder or with the execution, delivery or performance by the each Credit Party, or the validity or enforceability of this Agreement or any of the other Transaction Documents to which it is a party against any Credit Party.

(d) No limitation on the powers of the Borrower to borrow, including, without limitation, under the Investment Company Act or as set out in the Prospectus, will be exceeded as a result of borrowings under this Agreement.

Section 3.5 No Legal Bar. The execution, delivery and performance by each Credit Party of this Agreement and each of the other Transaction Documents to which it is a party, the borrowings hereunder and the use of the proceeds thereof will not (a) violate any Requirement of Law (including the Investment Company Act) applicable to any Credit Party, the Constituent Documents of any Credit Party (including any restrictions on Indebtedness therein) or any Contractual Obligation of any Credit Party or (b) result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Permitted Liens).

Section 3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator, self-regulatory organization or Governmental Authority is pending or, to the knowledge of the Credit Parties, threatened against or affecting the Investment Adviser or any Credit Party or against any of its properties or revenues (1) that involve this Agreement or any of the other Transaction Documents to which it is a party or any of the transactions contemplated hereby or thereby, or (2) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

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Section 3.7 Compliance. (a) Each Credit Party is in compliance with all of its Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Each Credit Party (both immediately before and after giving effect to any Loan) is in compliance in all material respects with all Requirements of Law (including the Investment Company Act).

Section 3.8 Ownership of Property; Liens; Compliance. Each Credit Party has good title to all of its property or assets, and none of such property or assets is subject to any Lien (other than Permitted Liens). All of the properties and assets of each Credit Party are in compliance with all Requirements of Law applicable to it, except where noncompliance could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

Section 3.9 Taxes. The Borrower has elected to be treated as, and has qualified as, a RIC for U.S. federal income tax purposes for each of its taxable years. Each Credit Party has filed or caused to be filed all U.S. federal income, and other material Tax returns required by law to be filed by it and has paid all U.S. federal income, and other material Taxes required by law to be paid by it, other than taxes that are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been established in accordance with GAAP consistently applied. No Liens other than Permitted Liens in respect of any Taxes have been filed against any Credit Party or any of the assets of any Credit Party (other than statutory Liens for taxes not yet due and payable) and, to the knowledge of each Credit Party, no claims are being asserted with respect to any such Taxes.

Section 3.10 Regulations T, U and X. The execution, delivery and performance by the Credit Parties of this Agreement and any other Transaction Document, and the transactions contemplated hereunder and thereunder will not violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

Section 3.11 ERISA. The Credit Parties have not, since their incorporation, maintained, contributed to or had an obligation to contribute to, or had any liability with respect to, any Employee Plans or Multiemployer Plans and have no present intention or obligation to do so. The assets of Borrower do not constitute “plan assets” for purposes of Title I of ERISA, or Section 4975 of the Code or any applicable Similar Law.

Section 3.12 Ownership of Holding Vehicles, Collateral and Fund Assets. (a) All outstanding Equity Interests of Holding I have been validly issued, are fully paid and are owned 100% by the Borrower. All outstanding Equity Interests of the Additional Pledgor have been validly issued, are fully paid and are owned 100% by Holding I. All outstanding Equity Interests of Holding II have been validly issued, are fully paid and are owned 100% by Holding I and the Additional Pledgor. All outstanding Equity Interests of Holding III have been validly issued, are fully paid and are owned 100% by Holding II and the Additional Pledgor. The sole general partner of Holding III is the Additional Pledgor. All outstanding Equity Interests of Holding IV have been validly issued, are fully paid and are owned 100% by Holding III. The sole manager of Holding IV is AlpInvest US Holdings, LLC.

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(b) The Borrower, the Holding Vehicles and the Additional Pledgor are the sole beneficial owners (directly or indirectly) of all Fund Assets and all assets constituting the Collateral. The holder of record of each asset credited to the Collateral Accounts is the Custodian or its nominee for the benefit of the Borrower or a Holding Vehicle (as applicable). The holder of record of each Fund Asset (other than any Fund Asset received as a Distribution in Kind that is credited to a Collateral Account) is the Borrower or a Holding Vehicle.

(c) With respect to the Collateral Accounts, upon the duly effected crediting by the Custodian of cash, funds or other property thereto, the Liens granted pursuant to the Security Agreements will constitute valid and perfected first-priority (subject to Permitted Liens specified in clauses (a) and (c) of the definition thereof) Liens in the Collateral Accounts and all cash, funds and other property credited to the Collateral Accounts in favor of the Agent as secured party for the benefit of the Lenders and the Agent will have “control” of the Collateral Accounts and the cash, funds and other property credited thereto within the meaning thereof set forth in Article 8 of the UCC.

(d) With respect to all other Collateral (other than Collateral as to which a security interest may only be perfected by possession or control), upon the proper filing of a financing statement with the Secretary of State of the State of Delaware, the Liens granted pursuant to the Security Agreements will constitute first priority (subject to Permitted Liens specified in clauses (a) and (c) of the definition thereof) Liens under the UCC in favor of the Agent.

Section 3.13 Non-Affiliation with Lender. To the Borrower’s knowledge, neither the Agent nor any Lender is an “affiliated person”, or an affiliated person of an affiliated person, of the Borrower (within the meaning of Section 2(a)(3) of the Investment Company Act).

Section 3.14 Subsidiaries. The Borrower has no Subsidiaries other than the Holding Vehicles and the Additional Pledgor. The Holding Vehicles have no Subsidiaries other than a Holding Vehicle and the Additional Pledgor, as applicable.

Section 3.15 Disclosure. Neither the Prospectus nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Credit Parties to the Agent or any Lender in connection with this Agreement and the other Transaction Documents to which any Credit Party is a party or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided, however, that, with respect to projected or pro forma financial information, each Credit Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material). Each Credit Party has disclosed to the Agent in writing all agreements, instruments and corporate or other restrictions to which such Credit Party is subject, and all other matters known to it, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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Section 3.16 Ranking. The debt arising under this Agreement and the Notes (if applicable) ranks at least pari passu in all respects right of payment with all of the Borrower’s Indebtedness.

Section 3.17 No Immunity. No Credit Party has any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) under the laws of any jurisdiction.

Section 3.18 Indebtedness. The Credit Parties do not have any Indebtedness other than Indebtedness under this Agreement and the Transaction Documents and Permitted Indebtedness. The Credit Parties do not have outstanding any preferred stock. The Borrower is not subject to any Requirement of Law (other than the Investment Company Act and Regulation X) which limits its ability to incur Indebtedness. The Borrower has not entered into any agreement with any Governmental Authority limiting its ability to incur Indebtedness.

Section 3.19 Names. The Borrower’s name as set forth in the Preamble to this Agreement is its full legal name as of the Closing Date. The Borrower’s previous name was “Carlyle AlpInvest Private Equity Opportunities Fund”. The Borrower effected a name change pursuant to a Certificate of Amendment to Certificate of Trust on August 30, 2022. At all times, the name of the Holding I has been “AlpInvest CAPM Holdings, LLC”. At all times, the name of the Holding II has been “AlpInvest Seed Fund Limited Partner, LLC”. At all times, the name of the Holding III has been “AlpInvest Seed Fund, L.P.”. At all times, the name of the Holding IV has been “ACP 2022 Marvel Blocker LLC”. At all times, the name of the Additional Pledgor has been AlpInvest Seed Fund GP, LLC.

Section 3.20 Representations Regarding Compliance with Applicable Laws. (a) The assets each Credit Party accepts for investment have not originated from, and are not the result of, any payment or thing of value offered, promised, made, or authorized to be offered, promised, or made, to officials of a foreign government or instrumentality, or foreign government owned or controlled entity, or foreign political party or candidate for foreign political office, in order to obtain or retain business or secure an improper advantage;

(b) None of Credit Party or any of Credit Party’s Subsidiaries, nor any of their respective directors, officers, employees, affiliates, or, to the knowledge of such Credit Party, agents, is a Restricted Party, or is owned or controlled by Persons that are Restricted Parties.

(c) (i) The assets each Credit Party accepts for investment are not derived from, or in violation of, the Anti-Money Laundering and Anti-Terrorism Laws or Anti-Corruption Laws; and (ii) each Credit Party has implemented and maintains in force policies and procedures reasonably designed to ensure compliance with Anti-Money Laundering and Anti-Terrorism Laws, Anti-Corruption Laws, and Sanctions; and

(d) (i) The assets or funds each Credit Party accepts for investment are not (1) owned or controlled by a Restricted Party; or (2) derived from transactions with, or in, a Restricted Party or from transactions conducted in violation of any Sanctions; (ii) the assets borrowed have not been used, and will not be used, directly or indirectly to fund any activities or business of or with any Restricted Party, or in any other manner that would result in a violation of Sanctions by Lender or any other party to this Agreement; and (iii) no Credit Party will fund all or part of any payment under the Credit Agreement out of proceeds derived from transactions that would be prohibited by Sanctions or would otherwise cause the Lender or any other party to this agreement, to be in breach of any Sanctions.

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Section 3.21 Investment Adviser. The Investment Adviser is currently registered under the U.S. Investment Advisers Act of 1940, as amended from time to time. The Investment Adviser is in compliance in all material respects with the terms of its investment advisory agreement with the Borrower.

Section 3.22 Solvency. Each Credit Party is Solvent as of the date of the making of this representation and will be Solvent immediately after the making of each Loan.

ARTICLE IV

CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT

The effectiveness of this agreement is subject to the satisfaction of the following conditions precedent:

Section 4.1 Transaction Documents. The Agent shall have received this Agreement, the Control Agreements, the Security Agreements, the Fee Letters and the Custody Agreements, each executed and delivered by a Responsible Officer of the Credit Parties.

Section 4.2 Financing Statements; Lien Searches. The Agent shall have received the results of a recent Uniform Commercial Code, tax and judgment lien search with respect to each of the Credit Parties in Delaware, and such search shall reveal no Liens on any of the Collateral or Fund Assets other than Permitted Liens; and the Borrower shall have delivered to the Agent Uniform Commercial Code financing statements naming each Credit Party as debtor and the Agent as secured party in form reasonably acceptable to the Agent to be filed in the office of the Secretary of State of the State of Delaware.

Section 4.3 Representations and Warranties. Each of the representations and warranties of the Credit Parties set forth in the Transaction Documents shall be true and correct in all respects with respect to representations and warranties containing qualifications as to materiality, and true and accurate in all material respects with respect to representations and warranties without qualification as to materiality, on and as of the Closing Date or, as to any such representations or warranties that, by their terms, refer to a specific date other than the Closing Date, as of such specific date.

Section 4.4 No Default or Event of Default. No Default (including a Commitment Limit Breach or a Coverage Breach) or Event of Default shall have occurred and be continuing on the Closing Date.

Section 4.5 Officer’s Certificate. The Agent shall have received a signed certificate from a Responsible Officer of each Credit Party in form and substance reasonably satisfactory to the Agent and dated the Closing Date as to the incumbency of, and bearing specimen signatures of, the Responsible Officers who are authorized to execute and take actions under the Transaction Documents for and on behalf of such Credit Party, and certifying and attaching copies of (i) the resolutions of such Credit Party authorizing the transactions contemplated hereby, (ii) the current Prospectus as then in effect, (iii) the investment advisory agreement between the Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which the Borrower is a party as then in effect and (iv) the Custody Agreements;

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Section 4.6 Constituent Documents. The Agent shall have received true and complete copies of: (a) the Constituent Documents for each Credit Party; and (b) a legal existence and good standing certificate for each Credit Party from the Secretary of State of the State of Delaware, dated as of a date within ten (10) Business Days of the Closing Date, and each case certified as of the Closing Date by a Responsible Officer of such Credit Party.

Section 4.7 Payment of Fees, Costs and Expenses. The Agent shall have received payment of all fees and other amounts due and payable on or prior to the date hereof, including pursuant to the Fee Letter, and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by the Borrower hereunder, including the fees and disbursements invoiced through the date hereof of the Agent’s special counsel, Cadwalader, Wickersham & Taft LLP.

Section 4.8 Certificate of Responsible Officer. The Agent shall have received a certificate from a Responsible Officer of each Credit Party in his representative capacity only confirming compliance with the conditions precedent set out in Section 4.3 (Representations and Warranties) and Section 4.4 (No Default or Event of Default) hereof and stating that the Borrower is Solvent and that no action has been taken by any Credit Party or its directors in contemplation of the reorganization, liquidation or dissolution of such Credit Party.

Section 4.9 Legal Opinions. The Agent shall have received the executed legal opinion of Ropes & Gray LLP in form and substance reasonably satisfactory to the Agent and dated the Closing Date.

Section 4.10 Security Interest. All filings, documents and other actions reasonably deemed necessary or advisable by the Agent to perfect the security interests created under the Security Documents have been filed (or shall have been delivered to Agent in acceptable form for filing in the applicable filling office), executed or made, as applicable, and all other actions to perfect or maintain the priority of the security interests as set forth in the Security Documents have been taken.

Section 4.11 KYC/AML. The Agent has received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering and Anti-Terrorism Laws, to the extent requested by the Agent of any Credit Party, including, in the event that any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

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ARTICLE V

CONDITIONS PRECEDENT TO LOANS

The obligation of each Lender to advance a Loan hereunder on any Disbursement Date is subject to the satisfaction or waiver of the following conditions precedent as of the relevant Disbursement Date:

Section 5.1 Representations and Warranties. Each of the representations and warranties of the Credit Parties set forth in the Transaction Documents shall be true and correct in all respects with respect to representations and warranties containing qualifications as to materiality, and true and accurate in all material respects with respect to representations and warranties without qualification as to materiality, on and as of such Disbursement Date, other than any such representations or warranties that, by their terms, refer to a specific date other than such Disbursement Date, in which case as of such specific date.

Section 5.2 No Default or Event of Default. No Default (including a Commitment Limit Breach or a Coverage Breach) or Event of Default shall have occurred and be continuing on such Disbursement Date (both before and immediately after giving effect to the Loan to be made hereunder).

Section 5.3 Compliance. Immediately after giving effect to the relevant Loan, (a) the Borrower shall be in compliance with all applicable limitations on its Indebtedness under the Investment Company Act and the Prospectus and (b) (i) the Principal Outstanding Amount will not exceed the Committed Loan Limit, (ii) the Tranche A Principal Outstanding Amount, after giving effect to the applicable Loan, does not exceed the aggregate Tranche A Committed Loan Limits of the Lenders and (iii) the Tranche B Principal Outstanding Amount, after giving effect to the applicable Loan, does not exceed the aggregate Tranche B Committed Loan Limits of the Lenders.

Section 5.4 No Material Adverse Effect. The Agent shall not have determined that there has been a development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to any Credit Party or the Investment Adviser.

Section 5.5 Loan Notice. The Agent shall have received a Loan Notice as set forth in Section 2.2 (Borrowings of Loans) above. Each Loan Notice shall be deemed to constitute a representation and warranty by the Credit Parties on the date thereof as to the matters specified in Section 5.1 (Representations and Warranties), Section 5.2 (No Default or Event of Default) and Section 5.3 (Compliance).

ARTICLE VI

AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree (and, with respect to the Additional Pledgor, solely in its capacity as a pledgor under the relevant Security Agreement) that until the Principal Outstanding Amount (with accrued interest thereon) and all other fees and amounts owing by the Borrower under this Agreement and any other Transaction Document shall have been paid in full (other than inchoate indemnity obligations for which no claim has been made) and the commitment to make Loans by the Lenders shall have expired or been terminated:

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Section 6.1 Financial Statements and Reports. The Borrower will deliver, or cause to be delivered to the Agent (for distribution to the Lenders):

(a) within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, the consolidated financial statements and a statement of assets and liabilities of the Borrower, including the Fund Assets, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by any independent public accountants of nationally recognized standing;

(b) within ninety (90) days after (i) the end of the first semi-annual period of each fiscal year of the Borrower, the consolidated financial statements and a statement of assets and liabilities of the Borrower, including the Fund Assets, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower of such period and (ii) the end of the first and third fiscal quarters of the Borrower, the consolidated balance sheet and income statements of the Borrower as of the end of such period, in each case of clauses (i) and (ii) above, all in reasonable detail, prepared in accordance with GAAP, consistently applied, and certified (subject to normal year-end adjustments and the absence of footnotes and disclosures) as to fairness of presentation, generally accepted accounting principles and consistency by a Responsible Officer of the Borrower or accompanied by an audit report thereon issued by any independent public accountants of nationally recognized standing;

(c) within sixty (60) days after the end of each calendar quarter, a report substantially in the form of Exhibit E (Form of Borrowing Base Certificate) (each, a “Borrowing Base Certificate”) certified by a Responsible Officer of the Borrower (i) setting forth the Net Asset Value and performance of the Borrower (including any share repurchases for the relevant period) for such calendar quarter-end, prepared by the Fund Administrator and in form reasonably acceptable to the Agent, (ii) providing an investment report that sets forth the composition and allocations of the Fund Assets and the property in the Collateral Accounts and provides such information necessary for the Agent to apply the Investment Guidelines and to calculate the Borrowing Base, the Available Liquidity Amount and the Asset Coverage Ratio (which report shall include, for the avoidance of doubt, a statement setting forth any deferred payment obligations in respect of the Fund Assets, prepared by the Borrower and in form reasonably acceptable to the Agent), (iii) setting forth the Dollar Equivalent of the aggregate amount of uncalled capital commitments (however described) of the Borrower, Holding Vehicles and the Additional Pledgor (directly or indirectly) to the Fund Assets and (iv) providing reasonable detail regarding the basis of the Borrower’s projections (including, but not limited to, (x) the uncalled capital commitments of the Borrower, the Holding Vehicles and the Additional Pledgor (directly or indirectly) to the Fund Assets and (y) any Forecasted Capital Calls);

(d) [reserved];

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(e) promptly upon request, a report delivered and certified by a Responsible Officer of the Borrower setting forth the Borrower’s Forecasted Capital Calls and Forecasted Distributions as of the date of delivery;

(f) promptly upon the filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement (other than the exhibits thereto and any registration statement on Form N-1A or Form N-2, as the case may be, or its equivalent, including any supplements thereto), the Prospectus, proxy statements, financial statements and other materials of a financial or otherwise material nature (unless previously delivered pursuant to clause (a) or (b) above), in each case as they relate to the Borrower;

(g) upon written request by the Agent at any time, a statement in conformity with the requirements of Form FR U-1 referred to in Regulation U;

(h) simultaneous notice (with copies) of any instruction or communication to the Custodian or any issuer of a Fund Asset relating to any redemption, withdrawal or transfer of Fund Assets (including, but not limited to, any instruction to transfer such assets to an account other than the Collateral Account) or exchange of assets by the issuer thereof or related to the closure of any Collateral Account;

(i) promptly upon request, such additional financial and other information regarding any Credit Party or the Collateral to the extent in the possession of or reasonably available to the Borrower, as the Agent from time to time may reasonably request in writing; provided, that to the extent that the Agent requests any information pursuant to this clause (i) with respect to the Fund Assets that is not being made publicly available to the Borrower’s shareholders, the Borrower’s obligation to disclose such information to the Agent shall be subject to any applicable confidentiality obligations that the Credit Parties may have to the sponsors of such investments; and

(j) promptly following distribution thereof, without duplication of information delivered under clause (i) copies of all periodic, episodic and other reports or materials delivered to investors.

All financial statements to be provided in this Section 6.1 (Financial Statements and Reports) are to be complete and correct and to be prepared in reasonable detail applied consistently throughout the periods reflected therein and with prior periods. Any projections required to be made by the Borrower in respect of the reporting requirements set forth in this Section 6.1 (Financial Statements and Reports) (including, for the avoidance of doubt, the determination of Forecasted Capital Calls and Forecasted Distributions) shall be made by the Borrower in good faith and in a commercially reasonable manner.

Section 6.2 Payment of Obligations. Each Credit Party will pay its material obligations and liabilities as the same shall become due and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

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Section 6.3 Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower (including, for the avoidance of doubt, any other Credit Party) against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act; and will furnish to the Agent, upon request, information presented in reasonable detail as to the insurance so carried.

Section 6.4 Distributions Relating to Securities. The Borrower will notify the Agent promptly, and in any event within one (1) Business Day following receipt thereof by the applicable Credit Party, such financial and other information regarding any Distribution paid to such Credit Party from any Fund Asset consisting of securities or other assets that cannot be held in a Collateral Account.

Section 6.5 Conduct of Business and Maintenance of Existence; Compliance with Laws. (a) Each Credit Party will continue to engage in business of the same general type as conducted by such Credit Party as described in the Prospectus in effect on the Closing Date, taken as a whole.

(b) The Borrower will preserve, renew and keep in full force and effect its existence and good standing as a Delaware statutory trust and its rights, privileges and franchises necessary in the normal conduct of its business. Each Holding Vehicle and the Additional Pledgor will preserve, renew and keep in full force and effect its existence and good standing as a Delaware limited liability company or Delaware limited partnership, as applicable, and its rights, privileges and franchises necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a closed-end management investment company under the Investment Company Act.

(c) Each Credit Party will comply in all material respects with all Requirements of Law (including the Investment Company Act) and the requirements of any Governmental Authority with respect thereto, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.6 Security Documents. Each Credit Party will observe and perform every covenant and obligation imposed upon the Borrower in the Security Documents.

Section 6.7 Inspection of Assets; Books and Records; Discussions. Upon reasonable advance written notice, the Agent and its representatives shall have access during normal business hours at reasonable intervals to all the books, documents and records of the each Credit Party relating to such Credit Party’s business, the Fund Assets, the Collateral, the Collateral Accounts or the Transaction Documents, and the Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Credit Party agrees to render to the Agent and/or its representatives at the Credit Parties’ cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided that, unless an Event of Default shall have occurred that is continuing, such inspections shall be limited to no more than two (2) visits during any twelve (12) month period. The Credit Parties will use commercially reasonable efforts to cause the Custodian to provide the Agent and its representatives the same right of inspection with respect to the books, correspondence and records of the Custodian relating to the Collateral, the Collateral Accounts or the Transaction Documents as afforded to the Agent and its representatives by the Credit Parties in the preceding sentences of this Section 6.7 (Inspection of Assets; Books and Records; Discussions).

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Section 6.8 Approvals. Each Credit Party will comply with the terms of and do all that is necessary to maintain in full force and effect, all approvals or consents at any time or from time to time required by it under its Constituent Documents and any Requirement of Law binding on it (i) to enable it lawfully to enter into, and perform and comply with its material obligations under, this Agreement and each of the other Transaction Documents to which it is a party and (ii) to ensure that those obligations are legally binding and enforceable.

Section 6.9 Taxes and Other Claims. The Borrower will continue to be a RIC. Each Credit Party will timely file or cause to be filed all U.S. federal, state, and other material Tax returns required by law to be filed by it and will timely pay all U.S. federal, state, and other material Taxes required by law to be paid by it except for any Taxes which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been established in accordance with GAAP consistently applied.

Section 6.10 Further Acts. Each Credit Party will, from time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and each of the other Transaction Documents (including, without limitation, for the purposes of creating, maintaining, defending perfecting or renewing the rights of the Agent with respect to the Collateral or any additions thereto or replacements or proceeds thereof or with respect to any other Collateral hereafter acquired) pursuant hereto or thereto, and enabling the Agent to exercise and enforce its rights for the benefit of the Lenders under this Agreement or the other Transaction Documents to such Credit Party is a party, and giving effect to the provisions of this Agreement and the other Transaction Documents to which such Credit Party is a party. Upon the exercise by the Agent of any power, right, privilege or remedy pursuant to any of the Transaction Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each Credit Party will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Agent may be required to obtain from such Credit Party for such governmental consent, approval, recording, qualification or authorization.

Section 6.11 Notices. Upon a Responsible Officer of the Borrower obtaining actual knowledge thereof, the Borrower will promptly give notice to the Agent of:

(a) the occurrence of any Default or Event of Default; or

(b) any default, event of default or termination event (however defined and whether actual or alleged) under any Contractual Obligation of any Credit Party which, if not cured, could reasonably be expected to have a Material Adverse Effect; or

(c) the commencement of, or any material adverse development in, any litigation, investigation or proceeding against any Credit Party that could reasonably be expected to have a Material Adverse Effect; or

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(d) any Lien or claim made or asserted against any of the Fund Assets or any of the Collateral (other than Permitted Liens) or such other information the Agent may reasonably request about the Collateral and compliance of any Credit Party or the Custodian with the terms of the Security Documents; or

(e) that any Lender is an “affiliated person”, or an affiliated person of an affiliated person, of the Borrower (within the meaning of Section 2(a)(3) of the Investment Company Act); or

(f) the occurrence of any event having a Material Adverse Effect with respect to any Credit Party or the Investment Adviser; or

(g) any amendment, modification or other alteration of its Prospectus or its investment advisory agreement to the same extent and at such time (or promptly thereafter) as it would be required to provide notice thereof to its investors; or

(h) any amendment, modification or waiver to a Custody Agreement; or

(i) any assertion (whether written or oral) by a Governmental Authority to the Borrower, Investment Adviser or any Affiliate thereof that the Borrower is not or may not qualify as a RIC; or

(j) any other information as the Agent may reasonably request in writing from time to time; or

(k) to the extent applicable, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

Each notice pursuant to this Section 6.11 (Notices) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower, directly or indirectly, proposes to take with respect thereto, if any.

Section 6.12 Compliance with Constituent Documents. Each Credit Party will comply in all material respects with all of the terms and conditions of, as applicable, (a) the Prospectus, including any investment policies set forth therein and (b) its Constituent Documents (including any restrictions on Indebtedness included therein).

Section 6.13 Use of Proceeds. The proceeds of each Loan may be used (a) to, directly or indirectly, acquire Fund Assets or fund capital contributions to Fund Assets (b) to invest in Fund Assets, (c) to pay interest under this Agreement, (d) for short-term working capital expenditures, (e) to repurchase shares pursuant to tenders by investors, (f) to make distributions that will allow the Borrower to meet the requirements of Subchapter M of the Code that are applicable to a RIC, including Subchapter M Distributions and (g) for other general corporate purposes as agreed to in writing by the Agent and each Lender; provided that in each case, only to the extent such use is in compliance with both (i) the Borrower’s Constituent Documents and (ii) the Investment Company Act.

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Section 6.14 Collateral Accounts. (a) Subject to the last sentence of this Section 6.14(a), each Credit Party shall cause all of its assets other than (x) Fund Assets, (y) the Borrower’s Equity Interests in any Holding Vehicle and (z) any cash held in any Excluded Account, to be paid to and held in the applicable Collateral Account. Each Credit Party shall cause all Distributions (including Distributions In Kind) in respect of Fund Assets and the Borrower’s direct or indirect Equity Interests in the Holding Vehicles and the Additional Pledgor to be paid to the applicable Collateral Account; provided that, in the event a Credit Party receives any Distribution from any Fund Asset consisting of securities that cannot be held in a Collateral Account, such Credit Party shall, upon the reasonable request of the Agent, hold such Distribution in an Pledged Securities Account.

(b) The Borrower shall ensure that each of its Collateral Accounts is titled in the name of “Carlyle AlpInvest Private Markets Fund (pledged to Barclays Bank PLC)” on the books and records of the Custodian. Holding I shall ensure that each of its Collateral Accounts is titled in the name of “AlpInvest CAPM Holdings, LLC (pledged to Barclays Bank PLC)” on the books and records of the Custodian. Holding II shall ensure that each of its Collateral Accounts is titled in the name of “AlpInvest Seed Fund Limited Partner, LLC (pledged to Barclays Bank PLC)” on the books and records of the Custodian. Holding III shall ensure that each of its Collateral Accounts is titled in the name of “AlpInvest Seed Fund, L.P. (pledged to Barclays Bank PLC)” on the books and records of the Custodian. Holding IV shall ensure that each of its Collateral Accounts is titled in the name of “ACP 2022 Marvel Blocker LLC (pledged to Barclays Bank PLC)” on the books and records of the Custodian.

(c) Each Credit Party will cause the Custodian (or, with respect to any Pledged Securities Account, the applicable institution maintaining such account) to provide the Agent with “read-only” internet access to each Collateral Account and Pledged Securities Account, as applicable, through any online service provided by such Custodian (or, with respect to any Pledged Securities Account, such applicable institution maintaining such account).

Section 6.15 Available Liquidity. The Borrower shall ensure that at all times the Available Liquidity Amount is greater than the Forecasted Capital Calls.

Section 6.16 Ownership of Fund Assets and Holding Vehicles. (a) The Borrower shall cause all Fund Assets acquired after the Closing Date to be owned, directly or indirectly, by a Holding Vehicle, except (i) with the prior written consent of the Agent (not to be unreasonably withheld, conditioned or delayed) or (ii) for interests that cannot be owned by a Holding Vehicle under its Constituent Documents or due to a Requirement of Law; provided that the Borrower shall use commercially reasonable efforts to obtain any consents required to cause all Fund Assets to be owned by a Holding Vehicle and, if requested by the Agent, shall promptly provide a detailed explanation of why a Fund Asset cannot be owned by a Holding Vehicle.

(b) At all times, (i) the Borrower shall directly hold all of the Equity Interests in Holding I, (ii) Holding I shall directly hold all of the Equity Interests in the Additional Pledgor, (iii) Holding I and the Additional Pledgor shall directly hold all of the Equity Interests in Holding II, (iv) Holding II and the Additional Pledgor shall directly hold all of the Equity Interests in Holding III, (v) Holding III shall directly hold all of the Equity Interests in Holding IV, (vi) the Additional Pledgor shall be the sole general partner of Holding III and (vii) AlpInvest US Holdings, LLC shall be the sole manager of Holding IV.

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ARTICLE VII

NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree (and, with respect to the Additional Pledgor, solely in its capacity as a pledgor under the relevant Security Agreement) that until the Principal Outstanding Amount (with accrued interest thereon) and all other fees and amounts owing by the Borrower under this Agreement and any other Transaction Document shall have been paid in full (other than inchoate indemnity obligations for which no claim has been made) and the commitment to make Loans by each Lender shall have expired or been terminated:

Section 7.1 Liens. No Credit Party will directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, or any income or profits therefrom, other than liens under the Security Agreements, Permitted Liens and statutory Liens for taxes not yet due and payable.

Section 7.2 Indebtedness. The Credit Parties will not create, incur, assume, or otherwise become liable with respect to (collectively, “incur”) any Indebtedness, except for (i) Indebtedness under this Agreement and the other Transaction Documents, (ii) any payments, investments or other contributions with respect to a Fund Asset and any deferred purchase obligations in respect of Fund Assets, (iii) with respect to the Borrower only, any foreign exchange forwards, swaps and spot transactions entered into by the Borrower for hedging purposes and not for speculation, and (iv) with respect to the Borrower only, other Indebtedness of the Borrower (not included in the foregoing clauses (i) through (iii)) that does not in the aggregate exceed 2% of the Borrower’s Net Asset Value (clauses (i) through (iv) being referred to herein collectively as “Permitted Indebtedness”).

Section 7.3 Prospectus; Constituent Documents; Fiscal Year. Each Credit Party will not, as applicable (i) amend, modify or otherwise alter the Prospectus or its Constituent Documents after the Closing Date (A) in any material way with respect to the Borrower’s repurchase of its shares or (B) in any manner that would materially adversely affect the Agent or any Lender’s interests, rights or remedies under the Transaction Documents, in each case without the Required Lenders prior written consent; or (ii) change the fiscal year of the Borrower without the Agent’s (acting at the direction of the Required Lenders) prior written consent (not to be unreasonably withheld, delayed or conditioned).

Section 7.4 Accounting Changes. The Borrower will not change any of its accounting policies or principles in any material respect except as required by GAAP.

Section 7.5 Accounts. The Credit Parties will not maintain any accounts other than (i) the Collateral Accounts, (ii) the Excluded Accounts and (iii) if applicable, a Pledged Securities Account pursuant to Section 6.14 (Collateral Accounts) herein. The Additional Pledgor will not maintain any accounts.

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Section 7.6 Non-Affiliation with Lenders. The Borrower will not at any time take any action to become an “affiliated person” of the Agent or any Lender, or an affiliated person of an affiliated person of the Agent or any Lender (within the meaning of Section 2(a)(3) of the Investment Company Act).

Section 7.7 No Subsidiary. The Credit Parties will not at any time have any Subsidiary other than the Holding Vehicles and the Additional Pledgor without the prior written consent of the Agent; provided that the Agent will not unreasonably withhold its consent to any Subsidiary of the Borrower that is joined as a party hereto as a “holding vehicle” so long as, to the extent applicable, the cash accounts of such Subsidiary have been pledged to the Agent in a manner satisfactory to it and in furtherance thereof, such Subsidiary has entered into (i) a Security Agreement in form and substance satisfactory to the Agent and (ii) a Control Agreement in form and substance satisfactory to the Agent.

Section 7.8 Burdensome Agreements. No Credit Party will directly or indirectly, enter into any Contractual Obligations (other than this Agreement and other Transaction Documents) that limit the ability of the Borrower to create, incur, assume or suffer to exist Liens on the Collateral in favor of the Agent as required under the Transaction Documents.

Section 7.9 Merger, Consolidation, or Sale of Assets. No Credit Party will consolidate or merge with or into any other Person, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), without the prior written consent of the Agent (acting at the direction of the Required Lenders), except that each Credit Party may sell its assets, including without limitation Fund Assets and any Collateral, in the ordinary course of business as described in the Prospectus, pursuant to any Cure Plan that has been approved by the Agent (acting at the direction of the Required Lenders) pursuant to Section 2.5 (Mandatory Prepayments), or as otherwise contemplated under this Agreement.

Section 7.10 Security Interest. From and after the Closing Date, except with respect to actions taken by the Agent, no Credit Party will: (a) permit or take any action that would permit the validity or effectiveness of the Security Agreements or the grants of Liens in favor of the Agent thereunder to be impaired, or permit the Liens created thereunder to be amended, subordinated, impaired, terminated or discharged, except as may be expressly permitted hereby or thereby; (b) permit any Lien (other than the Liens under the Security Agreements and Permitted Liens) to be created on or extend to or otherwise arise upon or burden any Fund Asset or the Collateral or any part thereof, any interest therein or the proceeds thereof; or (c) take any action that would permit the Liens created under the Security Agreements not to constitute a valid and first priority (subject to Permitted Liens specified in clauses (a) and (c) of the definition thereof) security interest in the Collateral.

Section 7.11 Custodian Changes. No Credit Party shall change the Custodian, unless (i) the replacement Custodian shall have executed and delivered counterparts of a control agreement acceptable in form and substance reasonably satisfactory to the Agent, (ii) all applicable wire instructions shall have been updated to cause payments of any cash, funds and other property to be made to the replacement Collateral Accounts in accordance with Section 6.14 (Collateral Accounts) and (iii) the Agent shall have provided, its prior written consent (not to be unreasonably withheld, delayed or conditioned and which consent shall be deemed provided for any replacement custodian that is an Eligible Institution).

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Section 7.12 ERISA. The Credit Parties shall not establish, agree to contribute to, or have any liability with respect to, any Employee Plan or Multiemployer Plan. The Borrower shall not permit its assets to constitute “plan assets” for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law.

Section 7.13 Change of Name, Corporate Structure or Principal Executive or Registered Office. No Credit Party will change (i) its name, identity or corporate structure in any manner (including its jurisdiction of formation) or (ii) the location of its principal executive office or registered office or central administration, unless (x) the Borrower shall have given the Agent not less than thirty (30) days’ prior notice thereof, (y) with respect to such Credit Party, all filings have been made under the Uniform Commercial Code and all changes to the titling and descriptions of the Collateral and the Collateral Account have been made in the Transaction Documents and on the Custodian’s books and records or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Lenders and (z) the Agent has received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering and Anti-Terrorism Laws, to the extent requested by the Agent with respect to the Borrower in connection with such change.

Section 7.14 Custody Agreement. No Credit Party will (a) amend or waive any term of a Custody Agreement which could reasonably be expected to have a material adverse effect on the Collateral or on the Agent’s rights in respect thereof or (b) terminate, or allow the termination of, a Custody Agreement or a Collateral Account, unless in the case of this clause (b), such Custody Agreement or Custody Account, as applicable, is replaced by a replacement Custody Agreement or Custody Account in form and substance reasonably satisfactory to the Agent and Required Lenders prior to such termination and the parties hereto have entered into all applicable amendments to the Transaction Documents as required by the Agent to reflect such replacement (in each case, in form and substance reasonably satisfactory to the Agent).

Section 7.15 Regulations T, U and X. The Borrower shall not request any Loan or use the proceeds of any Loan, whether directly or indirectly, for any purpose which would violate or be inconsistent with any provision of the Investment Company Act or Regulation T, Regulation U or Regulation X.

Section 7.16 Investment Strategy and Restrictions. No Credit Party will materially modify its investment policies, strategies and/or restriction as in effect on the Closing Date without the Agent’s and Required Lender’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Section 7.17 Restricted Payments. The Borrower shall not pay any dividends or make any other Distributions during the term of this Agreement or effect any redemptions or repurchases of its Equity Interests except (a) in accordance with its Constituent Documents and its Prospectus and (b) if on the date of such dividend, distribution, redemption or repurchase, any obligations are outstanding hereunder, to the extent that immediately before and after giving effect to such dividend or other distribution, no Default or Event of Default has occurred and is continuing or would be caused thereby; provided that, this Section 7.17 (Restricted Payments) shall not prohibit the Borrower from making any Distributions that are required for the Borrower to maintain its status as a RIC, so long as no Cash Control Event has occurred and is continuing or will therefrom.

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ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1 If any of the following events (each, an “Event of Default”) shall occur and be continuing with respect to a Credit Party:

(a) the Borrower fails to pay (i) any principal of any Loan when the same shall be due and payable in accordance with the terms hereof, unless the Borrower satisfies the Agent that non-payment is due solely to administrative error (whether by the Borrower or a bank involved in wiring the funds to the Agent) and the payment of such amount is made by the Borrower within one (1) Business Day of the due date, or (ii) any interest on the principal amount of any Loan, or any fee or other amount payable under the Transaction Documents, in each case under this clause (ii) when the same shall be due and payable in accordance with the terms hereof and such failure is not cured within three (3) Business Days of the date on which written notice of such failure to pay interest is received by a Responsible Officer of the Borrower; or

(b) any representation or warranty made or deemed made by or on behalf of any Credit Party under this Agreement or any other Transaction Document or which is contained in any certificate, document or financial or other statement furnished by a Credit Party at any time under or in connection with this Agreement or any other Transaction Document proves to have been incorrect in any material respect when made; or

(c) the Asset Coverage Ratio shall be less than 250%; or

(d) the Borrower shall fail to deliver any report or information specified in Section 6.1 (Financial Statements and Reports) other than clause (h) thereof, and such failure shall not be cured within five (5) Business Days of the date on which written notice thereof shall have been given to the Borrower by the Agent; or

(e) any Credit Party shall fail to perform or observe in any respect any covenant set forth in Section 6.5(c) (Conduct of Business and Maintenance of Existence; Compliance with Laws), Section 6.11 (Notices), Section 6.12 (Compliance with Constituent Documents), Section 6.13 (Use of Proceeds), Section 6.14 (Collateral Accounts) herein and such default continues unremedied beyond the applicable cure period, if any, specified in such covenant, or if not so specified, within two (2) Business Days of such default, or any Credit Party shall fail to perform or observe in any respect any covenant set forth in Section 2.5 (Mandatory Prepayments) or Article VII (Negative Covenants) herein and such default continues unremedied beyond the applicable cure period, if any, specified in such covenant; or

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(f) any Credit Party defaults in the observance or performance of any covenant or agreement set forth in any Transaction Document not specified elsewhere in this Article VIII and, if subject to cure, such default continues unremedied for twenty (20) Business Days after the earlier of the date on which (i) any Responsible Officer of the Borrower becomes, or should have become, aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Agent; or

(g) this Agreement or any other Transaction Document ceases to be valid and binding on or enforceable in any material respect against any Credit Party other than as a result of any action taken or omitted to be taken by the Agent, or any Credit Party or the Investment Adviser disaffirms, disclaims, repudiates or rejects, in writing in whole or in part, this Agreement, any other Transaction Document or any material obligation thereunder; or

(h) any Credit Party shall fail to make any payment in respect of any Indebtedness (other than the Indebtedness hereunder) having an aggregate principal amount equal to or greater than the lesser of (i) $10,000,000 or (ii) two percent (2%) of the Borrower’s Net Asset Value when and as the same shall become due and payable (after giving effect to any applicable grace period in respect of such failure under the documentation representing such Indebtedness); or

(i) any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of any Credit Party in an aggregate principal amount equal to or greater than the lesser of (i) $10,000,000 or (ii) two percent (2%) of the Borrower’s Net Asset Value or enables the holder of such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof (with all applicable grace periods in respect of such event or condition under the documentation representing such Indebtedness having expired) or, in the case of a financial contract, enables the non-defaulting party to terminate the contract evidencing such Indebtedness;; or

(j) a judgment or order for the payment of money equal to or greater than the lesser of (i) $10,000,000 or (ii) two percent (2%) of the Borrower’s Net Asset Value shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or discharged, or any action shall be legally taken by a judgement creditor to attach or levy upon any assets of such Credit Party to enforce any such judgment; or

(k) any Credit Party, the Investment Adviser or the Custodian (unless the Custodian has been replaced within thirty (30) days in accordance with Section 7.11 (Custodian Changes)) (1) is dissolved; (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation; (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

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(l) (i) any investment advisory agreement which is in effect on the Closing Date relating to any Credit Party terminates and a successor investment advisory agreement is not entered into with an investment adviser in a form approved by the Agent and the Required Lenders, provided that such approval shall not be unreasonably withheld, delayed or conditioned; provided, further, that such investment advisory agreement shall be deemed approved and a default shall not have occurred hereunder if Agent fails to give notice of its approval or rejection (as applicable) within ten (10) calendar days of such Credit Party’s written request of same, or (ii) the Investment Adviser ceases to serve as the investment manager for the Borrower and a replacement investment manager that is either (a) an Affiliate of the Investment Adviser or (b) approved by the Agent in its reasonable discretion (such approval not to be unreasonably withheld, delayed or conditioned), is not appointed in accordance with the Investment Company Act; or

(m) the Custodian ceases to serve as the custodian for any Credit Party’s assets and is not replaced within thirty (30) days with a successor custodian in accordance with Section 7.11 (Custodian Changes); or

(n) any Credit Party or Investment Adviser or any officer or director of such entity is subject to an inquiry, investigation or proceeding (excluding any routine examination or inspection) by any governmental, regulatory or self-regulatory authority for reasons of any alleged wrongdoing, breach of any rule or regulation that could reasonably be expected to have a Material Adverse Effect with respect to any Credit Party or the Investment Adviser;

(o) any of the Liens created pursuant to the Security Agreements shall at any time fail or cease for any reason to constitute a valid, perfected and first priority (subject to Permitted Liens specified in clauses (a) and (c) of the definition thereof) Lien on any portion of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, or a Responsible Officer of the Borrower shall so assert in writing, or any Fund Asset shall become subject to a Lien (other than Permitted Liens); then, and in any such event, (i) if such event is an Event of Default specified in clause (k) with respect to any Credit Party, the Principal Outstanding Amount (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes (if any) shall become due and payable immediately and (ii) if such event is any other Event of Default, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Principal Outstanding Amount (with accrued interest thereon) and all other fees and amounts owing by the Borrower under this Agreement and any other Transaction Document to be due and payable, whereupon the same shall immediately become due and payable. Except as expressly provided in this Article VIII, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

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Section 8.2 Admission of Agent or Assignee. Upon receipt by any Credit Party of written notice from the Agent that in connection with the exercise of the Agent’s remedies under Section 8.1 (Events of Default) of this Agreement after an Event of Default has occurred and is continuing (a) the unpaid principal amount of the Loans and other obligations have become due and payable and (b) the Agent (or its sub-agent or nominee, as applicable) desires to become a limited partner, shareholder, member (or the equivalent, however described) of a Holding Vehicle, such Holding Vehicle shall take such actions and execute and deliver such documents as reasonably required under its applicable Constituent Documents, promptly upon request therefor by the Agent, to facilitate the admission of the Agent (or its sub-agent, nominee, or designee, as applicable) as a limited partner, shareholder, member (or the equivalent, however described) of any Holding Vehicle, with respect to the Equity Interests in the relevant Holding Vehicle comprising Collateral subject in each case to the Agent (or its sub agent or nominee, as applicable) providing customary securities law representations including, without limitation, that the Agent (or its sub agent or nominee, as applicable) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended and a “qualified purchaser” within the meaning of Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended. The Borrower, each Holding Vehicle, AlpInvest Seed Fund GP, LLC, as the sole general partner of Holding III and AlpInvest US Holdings, LLC, as the sole manager of Holding IV, each hereby irrevocably consents and agrees to: (a) the grant by the Borrower, a Holding Vehicle or the Additional Pledgor, as applicable, of a security interest in its Equity Interests in the relevant Holding Vehicle, (b) the transfer or conveyance of such Equity Interests pursuant to the Agent’s exercise of its rights and remedies as secured party under the Security Agreements, this Agreement, any other Transaction Document or such other documents related thereto and (c) the transfer or conveyance of any other interests in such Holding Vehicle pursuant to the Agent’s exercise of its rights and remedies under the Security Agreements, this Agreement, any other Transaction Document or such other documents related thereto.

Section 8.3 Direction by Agent. Upon receipt by any Credit Party, AlpInvest Seed Fund GP, LLC or AlpInvest US Holdings, LLC of written notice from the Agent that, in connection with the exercise of the Agent’s remedies under Section 8.1 (Events of Default) of this Agreement, the Agent desires to provide direction to a Holding Vehicle with respect to the Equity Interests in a Holding Vehicle comprising Collateral, such Holding Vehicle, AlpInvest Seed Fund GP, LLC or AlpInvest US Holdings, LLC, as applicable, shall accept directions from the Agent as if it were in place of the applicable Credit Party (but expressly without the Agent assuming any of the responsibilities of such Credit Party including any fiduciary responsibilities).

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ARTICLE IX

AGENTS

Section 9.1 Authorization and Authority. Each Lender hereby irrevocably appoints Barclays Bank PLC to act on its behalf as Agent under the Transaction Documents and authorizes the Agent to take such actions on such Lender’s behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (Agents) are solely for the benefit of the Agents and Lenders, and Borrower shall not have rights as third-party beneficiary or otherwise of any of such provisions.

Section 9.2 Agent Individually. (a) Each Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender (to the extent it is also a Lender) as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as the Agent hereunder in its individual capacity as a Lender, if applicable. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or other Affiliates thereof as if such Person were not the Agent hereunder and without any duty to account therefor to Lenders.

(b) Each Lender understands that each Person serving as the Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 9.2 (Agent Individually) as “Activities”) and may engage in the Activities with or on behalf of Borrower or its Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in Borrower or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of Borrower and its Affiliates. Each Lender understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning Borrower and its Affiliates (including information concerning the ability of Borrower to perform its obligations hereunder or under the other Transaction Documents) which information may not be available to any of Lenders that are not members of the Agent’s Group. Neither the Agent nor any member of such Agent’s Group shall have any duty to disclose to any Lender or use on behalf of Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that the Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by this Agreement to be transmitted by the Agent to Lenders.

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(c) Each Lender further understands that there may be situations where members of the Agent’s Group or their respective customers (including Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of Lenders (including the interests of Lenders hereunder). Each Lender agrees that no member of the Agent’s Group is or shall be required to restrict its Activities as a result of the Person serving as the Agent being a member of such Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) the Transaction Documents, (ii) the receipt by the Agent’s Group of information (including Information) concerning Borrower or its Affiliates (including information concerning the ability of Borrower to perform their obligations hereunder and under the other Transaction Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by the Agent or any member of such Agent’s Group to any Lender including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including Borrower or its Affiliates) or for its own account.

Section 9.3 Duties of the Agents; Exculpatory Provisions. (a) The Agent’s duties hereunder and under the other Transaction Documents are solely ministerial and administrative in nature and the Agent shall not have any duties or obligations except those expressly set forth herein or therein. Without limiting the generality of the foregoing, the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents).

(b) Except for any requirement of the Agent to act as set forth herein, the Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall not be deemed to have knowledge of any Default or Event of Default or the event or events that give or may give rise to any Default or Event of Default unless and until Borrower or any Lender shall have given notice to such Agent describing such Default or Event of Default and such event or events.

(c) Neither the Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Transaction Documents, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Documents or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or thereby or (v) the satisfaction of any condition set forth in ARTICLE IV (Conditions Precedent to Effectiveness of this Agreement) or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Agent.

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(d) Nothing in this Agreement shall require the Agent or any of its Related

Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Agents that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Related Parties.

Section 9.4 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless an officer of the Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Documents by or through any one or more sub-agents appointed by such Agent, and such Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties, provided, in each case, that no such delegation to a sub-agent or a Related Party shall release the Agent from any of its obligations hereunder. Each such sub-agent and the Related Parties of the Agent and each such sub-agent shall be entitled to the benefits of all provisions of this ARTICLE IX (Agents) and the other Transaction Documents (as though each such sub-agent were an “Agent” hereunder and under the other Transaction Documents) as if set forth in full herein with respect thereto.

Section 9.6 Resignation of Agent. The Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower (unless an Event of Default shall have occurred and be continuing (and not have been cured or waived)), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York and which shall be a “U.S. person” and a “financial institution” within the meaning of Section 1.1441-1 of the United States Treasury Regulations. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of Lenders appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify Borrower and Lenders that no qualifying Person has accepted appointment as successor Agent and of the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three (3) Business Days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as the Agent hereunder and under the other Transaction Documents but shall not be relieved of any of its obligations as a Lender and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 9.6 (Resignation of Agent). The successor shall be consented to by Borrower at all times other than during the existence of an Event of Default that has not been cured or waived (which consent of Borrower shall not be unreasonably withheld or delayed). Upon the acceptance of a successor’s appointment as the Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as the Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as the Agent hereunder and/or under the other Transaction Documents but shall not be relieved of any of its obligations as a Lender (if not already discharged therefrom as provided above in this Section 9.6 (Resignation of Agent)). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Transaction Documents, the provisions of this ARTICLE IX (Agents) shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as the Agent. Notwithstanding anything herein to the contrary, if at any time any Agent ceases to be a Lender hereunder, such Agent shall be deemed to have provided its notice of resignation, which notice shall be automatically effective as of the date such Agent ceased to be a Lender hereunder.

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Section 9.7 Non-Reliance on Agents and Other Lenders. (a) Each Lender confirms to the Agents, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Agents, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making its portion of the Loans and (z) taking or not taking actions hereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making its portion of the Loans is suitable and appropriate for it.

(b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Transaction Documents, (ii) it has, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Transaction Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

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(i) the financial condition, status and capitalization of Borrower;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the other Transaction Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement;

(iii) determining compliance or non-compliance with any condition hereunder to the making of the Loans and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; or

(iv) the adequacy, accuracy and/or completeness of any other information delivered by the Agents, any other Lender or by any of their respective Related Parties under or in connection with this Agreement, the other Transaction Documents, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement.

Section 9.8 Right to Indemnity. Each Lender, in accordance with its Applicable Percentage, severally agrees to indemnify the Agent and each Related Party of the Agent (each such Person being called an “Agent Indemnitee”), to the extent that such Agent Indemnitee shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against such Agent Indemnitee in exercising its powers, rights and remedies or performing its duties hereunder or under the other Transaction Documents or otherwise in its capacity as such Agent Indemnitee in any way relating to or arising out of this Agreement or the other Transaction Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent Indemnitee’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent Indemnitee for any purpose shall, in the opinion of such Agent Indemnitee, be insufficient or become impaired, such Agent Indemnitee may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify any Agent Indemnitee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s share thereof determined in accordance with such Lender’s Applicable Percentage; provided further that this sentence shall not be deemed to require any Lender to indemnify any Agent Indemnitee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

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Section 9.9 Erroneous Payments. (a) If the Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding Section 9.9(b) (Erroneous Payments)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 9.9 (Erroneous Payments) and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this Section 9.9(a) (Erroneous Payments) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding Section 9.9(a) (Erroneous Payments), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 9.9(b) (Erroneous Payments).

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For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 9.9(b) (Erroneous Payments) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.9(a) (Erroneous Payments) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Transaction Document, or otherwise payable or distributable by the Agent to such Lender under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding Section 9.9(a) (Erroneous Payments).

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding Section 9.9(a) (Erroneous Payments), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Committed Loan Limit) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Committed Loan Limit), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an assignment agreement (or, to the extent applicable, an agreement incorporating an assignment agreement by reference pursuant to an Internet or intranet website as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Committed Loan Limit which shall survive as to such assigning Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Committed Loan Limit of any Lender and such Committed Loan Limit shall remain available in accordance with the terms of this Agreement. Subject to Section 10.6 (Successors and Assigns) (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.

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(e) The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Secured Obligations (as defined in the applicable Security Agreement) under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations (as defined in the applicable Security Agreement) in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations (as defined in the applicable Security Agreement) owed by the Borrower or any other Credit Party; provided that this Section 9.9 (Erroneous Payments) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations (as defined in the applicable Security Agreement) of the Borrower relative to the amount (and/or timing for payment) of the Secured Obligations (as defined in the applicable Security Agreement) that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.9 (Erroneous Payments) shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Committed Loan Limits and/or the repayment, satisfaction or discharge of all Secured Obligations (as defined in the applicable Security Agreement) (or any portion thereof) under any Transaction Document.

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ARTICLE X

MISCELLANEOUS

Section 10.1 Amendments and Waivers. Neither this Agreement, any Notes, any Transaction Document (other than the Fee Letter entered into as of the Closing Date), nor any terms hereof or thereof may be amended, supplemented, modified or waived except pursuant to an agreement or agreements in writing entered into by each Credit Party that is a party thereto, the Agent and the Required Lenders, and in the case of any waiver, such waiver shall be effective only in the specific instance and for the specific purpose for which given and any Default or Event of Default waived shall be deemed to be cured and not continuing but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon; provided that no such amendment, waiver, modification, supplement or consent shall, without the consent of the Agent and each Lender party hereto:

(a) waive any condition set forth in Article V (Conditions Precedent to Loans);

(b) extend or increase the Committed Loan Limit, Tranche A Committed Loan Limit or Tranche B Committed Loan Limit of any Lender or reinstate the terminated Committed Loan Limit of any Lender;

(c) extend the Final Maturity Date, the Availability Period, the Scheduled Availability Period End Date or the Final Availability Period End Date;

(d) postpone any date on which any payment of principal, interest, fees or other amounts due to Lenders or Agents is required to be made hereunder or under any other Transaction Documents;

(e) change the principal amount of, or the rate at which interest accrue on, the Loans, or any fees payable hereunder;

(f) change the definitions of “Adjusted Borrowing Base”, “Borrowing Base”, “Net Asset Value”, “Coverage Ratio” or “Coverage Breach” (or, in each case, any defined term used therein);

(g) permit the assignment or transfer by Borrower of any of its rights and obligations under any Transaction Document;

(h) permit the release of any Collateral other than in accordance with the Transaction Documents;

(i) modify the definition of “Applicable Percentage”, Section 10.20 (Sharing of Payments) (or, in each case, any defined term used therein) or otherwise affect the manner in which payments are shared, or Collateral is allocated, ratably among Lenders; or

(j) modify the definition of “Required Lenders”, the definition of “Qualified Lenders”, this Section 10.1 (Amendments and Waivers) (or, in each case, any defined term used therein) or any other provision herein that expressly requires the consent of all Lenders or Required Lenders or Qualified Lenders for any matter.

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Section 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by fax transmission or via email in .pdf format) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (1) in the case of delivery by courier, when delivered, or (2) in the case of delivery by fax or email, when sent and receipt of error-free delivery has been confirmed, addressed as follows:

If to the Borrower, any Holding Vehicle or the Additional Pledgor, to it at:

CAPM Accounting

One Vanderbilt Avenue

Suite 3400

New York, NY 10017

Attention: Parker Hooper

Email: [REDACTED]

If to the Agent, to it at:

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: EFS Complex Structuring

Email: [REDACTED]

with a copy to:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Eric Wang, Legal Department

Tel: [REDACTED]

Email: [REDACTED]

If to a Lender, to it at its address set forth in Schedule 1.

provided that any notice, request or demand to or upon the Agent pursuant to Section 2.2 (Borrowings of Loans) or Section 2.4 (Optional Prepayment) shall not be effective until received. Any party may from time to time change its address for notices by delivering notice to the other party hereto in the manner provided in this Section 10.2 (Notices).

Section 10.3 No Waiver; Cumulative Remedies. (a) No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

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(b) No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(c) The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the funding of any Loans hereunder.

Section 10.5 Payment of Expenses; Indemnity. The Borrower agrees:

(a) to pay or reimburse the Lenders, the Agent and their Affiliates and their respective officers, directors, employees, agents and advisors (collectively, the “Indemnitees”) for all reasonable and documented costs and expenses (including fees, charges and disbursements of legal counsel, including the fees, charges and disbursements of Cadwalader, Wickersham & Taft LLP, counsel for the Agent) incurred in connection with (i) the preparation and negotiation of this Agreement and the other Transaction Documents, (ii) any amendments, modifications or waivers of the provisions of this Agreement and any other Transaction Document that are requested by any Credit Party (whether or not the transactions thereby contemplated shall be consummated), (iii) the enforcement or preservation by any Agent or Lender (including, without limitation, voluntary or involuntary debt reschedulings, forbearances and waivers) of any of their respective rights under this Agreement and the other Transaction Documents and (iv) the exercise of its rights under the Security Agreements including, without limitation, all expenses of retaking, holding, redeeming, preparing for sale, selling or enforcing any Collateral; and

(b) to pay, indemnify and hold the Indemnitees harmless from and against any and all other liabilities, losses, claims, damages, penalties, costs and expenses with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement and any other Transaction Document, any violation or noncompliance by the Borrower or its Affiliates with or liability under any Requirement of Law or any orders, requirements or demands of any Governmental Authority related thereto or any action taken or omitted to be taken by any Agent or Lender with respect to any of the foregoing (all the foregoing, collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to the Indemnitees with respect to Indemnified Liabilities that (i) a court of competent jurisdiction by final and non-appealable judgment determines to have resulted from the gross negligence, fraud or willful misconduct of any Indemnitee or (ii) result from a proceeding that does not involve an act or omission by the Borrower and that is brought by an Indemnitee against any other Indemnitee.

(c) To the extent that Borrower for any reason fails to indefeasibly pay any amount required under this Section to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity..

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Any amount due under this Section 10.5(b) (Payment of Expenses; Indemnity) shall be payable within twenty (20) days after receipt by the Borrower of written demand therefor. This Section 10.5 (Payment of Expenses; Indemnity) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, penalties, actions, judgments, suits, costs or expenses arising from any non-Tax claim. The agreements in this Section 10.5 (Payment of Expenses; Indemnity) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 10.6 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Transaction Documents (including all or a portion of the Loans) without the prior written consent of each Lender (and any attempted assignment or transfer by such Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. A Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement as long as the Agent gives its prior written consent to such assignment (such consent not to be unreasonably withheld or delayed, provided, that no such consent shall be required if the assignment is to another Lender or an Affiliate of a Lender) and (b) so long as no Event of Default has occurred and is continuing, Borrower gives its prior written consent to such assignment (such consent not to be unreasonably withheld or delayed, provided, that no such Borrower consent shall be required if the assignment is to another Lender or an Affiliate of a Lender). Subject to notification to the Agent of an assignment and recording thereof pursuant to clause (b) below, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of such Lender under this Agreement, and such Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment.

(b) The Agent or its designee, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each assignment and a register for the recordation of the names and addresses of each Lender and principal amounts (and stated interest) of the Loans owing to such Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

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(c) A Lender may sell participations to one or more banks or other entities (each, a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement and the other Transaction Documents (including all or a portion of the Loans); provided that (i) such Lender’s obligations under the Transaction Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to Borrower for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Subject to Subsection (d) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Section 2.12 (Break Funding Payments), Section 2.13 (Increased Costs) and Section 2.14 (Taxes) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 (Set-Off; Authorization to Debit from Accounts) as though it were a Lender so long as such Participant also agrees to be bound by Section 10.20 (Sharing of Payments) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Committed Loan Limit, Tranche A Committed Loan Limit, Tranche B Committed Loan Limit, Loans or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Committed Loan Limit, Tranche A Committed Loan Limit, Tranche B Committed Loan Limit, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) A Participant shall not be entitled to receive any greater payment under Section 2.12 (Break Funding Payments), Section 2.13 (Increased Costs) and Section 2.14 (Taxes) than Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant’s entitlement to the benefits of Section 2.14 (Taxes) shall be subject to the requirements and limitations therein, including the requirements under Section 2.14 (Taxes) (it being understood that the documentation required under Section 2.14 (Taxes) shall be delivered to Lender)

(e) Any Lender may assign, pledge, transfer or participate its rights hereunder to any Federal Reserve Bank or participate its rights hereunder to any other person or entity; provided, however, that without the consent of the Borrower (not to be unreasonably withheld), no such person or entity taking a participation interest in the Borrower’s obligations hereunder shall have any rights with respect to such participation other than the right to vote on changes in interest, fees, the Committed Loan Limit, principal payments and any advance rate described herein, and the rights specified in Section 10.6(c) (Successors and Assigns).

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Section 10.7 Set-Off; Authorization to Debit from Accounts. (a) In addition to any rights and remedies of each Lender provided by law, if an Event of Default shall have occurred and is continuing, such Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (if any) (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, Indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided that failure to give such notice shall not affect the validity of such set-off and application.

(b) In addition to any rights and remedies of each Lender provided by law, if an Event of Default shall have occurred and is continuing, such Lender shall have the right, without prior notice to the Borrower, any such notice hereby being expressly waived by the Borrower, to debit at any time (regardless of the availability of funds) all amounts due and payable by the Borrower under this Agreement from any account (in any currency) the Borrower may maintain with such Lender or any of its Affiliates; provided that any such debit (or, as the case may be, overdrawing) of any such account shall not constitute a novation or amendment of the obligations of the Borrower under this Agreement nor prejudice any other rights or remedies of such Lender. Each Lender agrees promptly to notify the Borrower and the Agent after any such debit and application made by such Lender; provided that failure to give such notice shall not affect the validity of such debit and application.

Section 10.8 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Credit Parties and the Lender.

Section 10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.10 Integration. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Credit Parties or the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein.

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Section 10.11 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATION LAW, BUT, TO THE EXTENT PERMITTED BY LAW, EXCLUDING ALL OTHER CONFLICTS OF LAW AND CHOICE OF LAW RULES).

Section 10.12 Submission to Jurisdiction; Waivers. Each of the Credit Parties and the Agent and each Lender hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to or arising out of this Agreement, or the conduct of any party with respect thereto, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction;

(d) agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(e) waives, to the maximum extent not prohibited by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 (Submission to Jurisdiction; Waivers) any special, exemplary, punitive or consequential damages; and

(f) to the extent that it has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from the jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 10.13 Judgment Currency. The obligations of the Borrower hereunder and in respect of the Notes (if any) due to the Agent or any Lender, if any, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the Judgment Currency, such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss. If the amount of Dollars so purchased exceeds the sum originally due to such party or such holder (as the case may be), such party or such holder (as the case may be), agrees to remit such excess to the Borrower.

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Section 10.14 Acknowledgements. Such Credit Party hereby acknowledges that:

(a) it has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Documents

(b) neither the Agent nor any Lender has any fiduciary relationship to any Credit Party, and the relationship between the Agent or any Lender, on the one hand, and any Credit Party, on the other hand, is solely that of debtor and creditor; and

(c) no joint venture or joint transaction exists between any Credit Party and the Lender.

Section 10.15 WAIVERS OF JURY TRIAL. EACH CREDIT PARTY AND THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY).

Section 10.16 Confidentiality. The Agent and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) on a “need to know” basis to its and its affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors solely to the extent necessary in connection with such party’s rights and obligations under the Transaction Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority having jurisdiction over the Agent or such Lender; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.16 (Confidentiality), to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower hereunder; (g) with the prior written consent of the Borrower; or (h) to any applicable ratings agency to the extent requested by such ratings agency in connection with this Agreement or the Notes (if any). In the event that the Agent or any Lender is required under applicable law or regulation to disclose any Information, the Agent or such Lender will (other than with respect to any regulatory or self-regulatory examination or audit) provide the Borrower with prompt notice prior to any such disclosure so that the Borrower may seek a protective order or other appropriate remedy; provided, however, that the provision of such notice does not violate any applicable law or regulation and that the Agent or such Lender shall be entitled to seek the advice of counsel with respect to its legality prior to providing the Borrower with such notice. In the event that such protective order or other remedy is not obtained, the Agent or such Lender will disclose only that portion of the Information which is legally required to be disclosed. Any Person required to maintain the confidentiality of Information as provided in this Section 10.16 (Confidentiality) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Borrower covenants and agrees that it will not file with the Securities and Exchange Commission or otherwise release or publicly disclose any of the Transaction Documents.

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Section 10.17 Affiliated Person. Each Lender agrees, upon an officer of such Lender principally responsible for the administration of this Agreement obtaining actual knowledge thereof (without the need for independent investigation), to notify the Borrower if such Lender becomes an “affiliated person”, or an affiliated person of an affiliated person of the Borrower (within the meaning of Section 2(a)(3) of the Investment Company Act). Nothing in this Section 10.17 (Affiliated Person) shall be construed to impose any duty or obligation on the Lender to undertake any independent investigation.

Section 10.18 Anti-Money Laundering Compliance. Such Credit Party hereby acknowledges and agrees that applicable law requires the Agent and each Lender to obtain, verify and record information that identifies any Credit Party (including, in certain circumstances, the beneficial owners thereof). Such Credit Party shall provide its name, address, tax identification number, date of birth (as applicable) and other information, including certain identifying documents, requested by the Agent or such Lender that will allow the Agent or such Lender to identify any Credit Party and such Credit Party will provide any authorizations necessary for the Agent or such Lender to obtain or verify certain information about such Credit Party in connection with the requirements herein.

Section 10.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

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(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

Section 10.20 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers or directors, as the case may be, as of the day and year first written above.

Borrower:

CARLYLE ALPINVEST PRIVATE MARKETS FUND

By:
Name:
Title:

Signature Page to Credit Agreement

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Holding Vehicles:

ALPINVEST CAPM HOLDINGS, LLC

By:
Name:
Title:

ALPINVEST SEED FUND LIMITED PARTNER, LLC

By:
Name:
Title:

ALPINVEST SEED FUND, L.P.

By:
Name:
Title:

ACP 2022 MARVEL BLOCKER LLC

By:
Name:
Title:

Signature Page to Credit Agreement

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Acknowledged and agreed with respect to Sections 8.2 and 8.3:

ALPINVEST SEED FUND GP, LLC

By:
Name:
Title:

ALPINVEST US HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Credit Agreement

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Agent:

BARCLAYS BANK PLC

By:
Name:
Title:

Initial Lender

BARCLAYS BANK PLC

By:
Name:
Title:

Signature Page to Credit Agreement

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SCHEDULE 1

LENDERS; COMMITTED LOAN LIMITS

Lender	Notice Address	Tranche A Committed Loan Limit	Tranche B Committed Loan Limit
Barclays Bank PLC	Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 Attention: EFS Complex Structuring Email: EFSReporting@barclays.com with a copy to: Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 Attention: Matthew Danton, Legal Department Tel: (212) 526-1434 Email: matthew.danton@barclays.com	$25,000,000	$75,000,000
Mizuho Bank, Ltd.	Mizuho Bank, Ltd. New York Branch 1271 Avenue of the Americas New York, NY 10020 Attention: LAU Agent / Jugdip Khokher / Masako Sacks Phone: 201-626-9265 / 201-626-9599 Email: LAU_Agent@mizuhogroup.com; LPFundFinancing@mizuhogroup .com	$31,250,000	$93,750,000
Total:		$56,250,000	$168,750,000

Schedule 1

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SCHEDULE 2

EXCLUDED ACCOUNTS

None.

Schedule 2

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EXHIBIT A

[Borrower Letterhead]

[DATE]

Barclays Bank PLC, as Agent

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: EFS Complex Structuring

Email: EFSReporting@barclays.com

LOAN NOTICE

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of March 9, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Carlyle AlpInvest Private Markets Fund, a non-diversified, closed-end management investment company, that is registered under the Investment Company Act of 1940 and organized as a Delaware statutory trust, as the Borrower (the “Borrower”), AlpInvest CAPM Holdings, LLC, a Delaware limited liability company (the “Holding I”), AlpInvest Seed Fund Limited Partner, LLC, a Delaware limited liability company (the “Holding II”), AlpInvest Seed Fund, L.P., a Delaware limited partnership (the “Holding III”), ACP 2022 Marvel Blocker LLC, a Delaware limited liability company (the “Holding IV”), several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”) and Barclays Bank PLC (the “Agent”). Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Credit Agreement.

Pursuant to Section 2.2 (Borrowings of Loans) of the Credit Agreement, the Borrower hereby requests a Loan as follows:

(i)	The Loan Principal Amount requested hereby is USD [●].

(ii)	The Type of Loan requested hereby is a [Tranche A Loan][Tranche B Loan].

(iii)	The Interest Period requested hereby is [one month][three months].

(iv)	The Disbursement Date for the Loan requested hereby is [●], which is a Business Day permitted as a Disbursement Date pursuant to Section 2.2(b) (Borrowings of Loans) of the Credit Agreement.

(v)	The Dollar Equivalent of the Principal Outstanding Amount after giving effect to the Loan requested hereby will be USD [●] and the Dollar Equivalent of the [Tranche B][Tranche A] Principal Outstanding Amount after giving effect to the Loan requested hereby will be USD [●].

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Exh. A-1

In connection with the Loan requested herein, the Borrower hereby represents, warrants and certifies to the Agent and each Lender that:

(i)	The Borrowing Base as of [insert most recent date available] is [●].

(ii)	The Adjusted Borrowing Base as of [insert most recent date available] is [●]

(iii)	The Asset Coverage Ratio after giving effect to the Loan requested hereby is expected to be [●].

(iv)	Each of the conditions set forth in Article V of the Credit Agreement has been satisfied as of the date hereof.

(v)	Wiring instructions in respect of the Loan requested hereby are as follows:

Bank:

Address:

Bank ABA#:

Account #:

FAO:

Attention:

CARLYLE ALPINVEST PRIVATE MARKETS FUND

By:
Name:
Title:

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Exh. A-2

EXHIBIT B

FORM OF PROMISSORY NOTE

New York, New York, [DATE]

Carlyle AlpInvest Private Markets Fund, a non-diversified, closed-end management investment company, that is registered under the Investment Company Act of 1940 and organized as a Delaware statutory trust (the “Borrower”), promises to pay to [ ] (the “Lender”) or registered assigns (i) the Principal Outstanding Amount plus (ii) accrued interest thereon at the rates provided in the Credit Agreement, in immediately available funds at the designated office of the Lender, in the amounts and on the dates set forth in the Credit Agreement (as defined below). The accrued interest on the Note shall be payable together with the principal on the Note at such times and on such terms as provided in this Note and the Credit Agreement.

The Lender shall, and is hereby authorized to, record the date and amount of each Loan and the date and amount of each principal repayment hereunder on the Schedule of Loans and Principal Repayments annexed hereto and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Note is a promissory note (a “Note”) issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of March 9, 2023 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given thereto in the Credit Agreement) by and among the Borrower, AlpInvest CAPM Holdings, LLC, a Delaware limited liability company (the “Holding I”), AlpInvest Seed Fund Limited Partner, LLC, a Delaware limited liability company (the “Holding II”), AlpInvest Seed Fund, L.P., a Delaware limited partnership (the “Holding III”), ACP 2022 Marvel Blocker LLC, a Delaware limited liability company (the “Holding IV”), several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”) and Barclays Bank PLC (the “Agent”), to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR REGULATORY AUTHORITY OF ANY STATE. THIS NOTE HAS BEEN OFFERED AND SOLD PRIVATELY. THE OWNER HEREOF ACKNOWLEDGES THAT THIS NOTE IS A “RESTRICTED SECURITY” THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE BORROWER AND ITS AFFILIATES THAT THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED (NOR MAY ANY PERSON RECEIVE ANY DERIVATIVE ECONOMIC OR BENEFICIAL INTEREST IN THIS NOTE PURSUANT TO ANY SWAP, HEDGING OR SIMILAR ARRANGEMENTS, OTHER THAN PURSUANT TO THE LENDER’S HEDGING ARRANGEMENTS WITH ANY HEDGE COUNTERPARTIES) EXCEPT TO A PERMITTED TRANSFEREE (A) WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, (B) WHO IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2 (A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (“QUALIFIED PURCHASER”), (C) WHO HAS PREVIOUSLY DELIVERED A CERTIFICATE TO THE BORROWER IN THE FORM OF AS MAY BE ACCEPTABLE TO COUNSEL TO THE BORROWER AND (D) WHO HAS SATISFIED OTHER CONDITIONS SPECIFIED IN THE CERTIFICATE. IN ADDITION, THE CONSENT OF THE BORROWER SHALL BE REQUIRED TO CERTAIN TRANSFERS SPECIFIED IN THE CREDIT AGREEMENT. THE BORROWER SHALL NOT REGISTER OR ACKNOWLEDGE ANY PURPORTED TRANSFER TO A HOLDER THAT WAS NOT A QUALIFIED PURCHASER AT THE TIME OF SUCH PURPORTED TRANSFER AND ANY SUCH TRANSFER TO A HOLDER THAT WAS NOT A QUALIFIED PURCHASER AT THE TIME OF SUCH PURPORTED TRANSFER SHALL BE VOID AB INITIO AND OF NO FORCE AND EFFECT WHATSOEVER.

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Exh. B-1

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATION LAW, BUT, TO THE EXTENT PERMITTED BY LAW, EXCLUDING ALL OTHER CONFLICTS OF LAW AND CHOICE OF LAW RULES).

CARLYLE ALPINVEST PRIVATE MARKETS FUND

By:
Name:
Title:

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Exh. B-2

ANNEX

Schedule of Loans and Principal Repayments

Date of Loan or Repayment	Amount
USD
USD
USD
USD
USD
USD
USD
USD
USD
USD
USD
USD
USD
USD
USD
USD

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Exh. B-3

EXHIBIT C-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March 9, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Carlyle AlpInvest Private Markets Fund, a non-diversified, closed-end management investment company, that is registered under the Investment Company Act of 1940 and organized as a Delaware statutory trust, as the Borrower (the “Borrower”), AlpInvest CAPM Holdings, LLC, a Delaware limited liability company (the “Holding I”), AlpInvest Seed Fund Limited Partner, LLC, a Delaware limited liability company (the “Holding II”), AlpInvest Seed Fund, L.P., a Delaware limited partnership (the “Holding III”), ACP 2022 Marvel Blocker LLC, a Delaware limited liability company (the “Holding IV”), several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”) and Barclays Bank PLC (the “Agent”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 (Taxes) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a United States trade or business.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower in writing and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

BARCLAYS BANK PLC

By:
Name:
Title:

Date: ______ __, 20[ ]

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Exh. C-1

EXHIBIT C-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March 9, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Carlyle AlpInvest Private Markets Fund, a non-diversified, closed-end management investment company, that is registered under the Investment Company Act of 1940 and organized as a Delaware statutory trust, as the Borrower (the “Borrower”), AlpInvest CAPM Holdings, LLC, a Delaware limited liability company (the “Holding I”), AlpInvest Seed Fund Limited Partner, LLC, a Delaware limited liability company (the “Holding II”), AlpInvest Seed Fund, L.P., a Delaware limited partnership (the “Holding III”), ACP 2022 Marvel Blocker LLC, a Delaware limited liability company (the “Holding IV”), several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”) and Barclays Bank PLC (the “Agent”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 (Taxes) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881 (c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a United States trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ______ __, 20[ ]

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EXHIBIT C-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships or Pass-Through Entities For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March 9, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Carlyle AlpInvest Private Markets Fund, a non-diversified, closed-end management investment company, that is registered under the Investment Company Act of 1940 and organized as a Delaware statutory trust, as the Borrower (the “Borrower”), AlpInvest CAPM Holdings, LLC, a Delaware limited liability company (the “Holding I”), AlpInvest Seed Fund Limited Partner, LLC, a Delaware limited liability company (the “Holding II”), AlpInvest Seed Fund, L.P., a Delaware limited partnership (the “Holding III”), ACP 2022 Marvel Blocker LLC, a Delaware limited liability company (the “Holding IV”), several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”) and Barclays Bank PLC (the “Agent”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 (Taxes) of the Credit Agreement, the undersigned hereby certifies (with respect to its direct or indirect partners/members that are claiming the portfolio interest exemption) that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners’/members’ conduct of a United States trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

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[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ______ __, 20[ ]

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EXHIBIT C-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships or Pass-Through Entities For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March 9, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Carlyle AlpInvest Private Markets Fund, a non-diversified, closed-end management investment company, that is registered under the Investment Company Act of 1940 and organized as a Delaware statutory trust, as the Borrower (the “Borrower”), AlpInvest CAPM Holdings, LLC, a Delaware limited liability company (the “Holding I”), AlpInvest Seed Fund Limited Partner, LLC, a Delaware limited liability company (the “Holding II”), AlpInvest Seed Fund, L.P., a Delaware limited partnership (the “Holding III”), ACP 2022 Marvel Blocker LLC, a Delaware limited liability company (the “Holding IV”), several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”) and Barclays Bank PLC (the “Agent”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 (Taxes) of the Credit Agreement, the undersigned hereby certifies (with respect to its direct or indirect partners/members that are claiming the portfolio interest exemption) that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners’/members’ conduct of a United States trade or business.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower in writing and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

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BARCLAYS BANK PLC

By:
Name:
Title:

Date: ______ __, 20[ ]

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EXHIBIT D

INVESTMENT GUIDELINES

Each of the haircuts and adjustments set forth below and each component thereof shall be determined by the Agent. In determining the haircuts and adjustments, the Agent may look through the issuer of any Fund Asset that is a fund of funds.

“Allocation Amount” means, with regard to each Allocation Category, the amount of the Borrowing Base attributable to such Allocation Category.

“Co-Investment” means either (a) an investment in a portfolio company of a private equity fund made in conjunction with the investment therein by such private equity fund or (b) an investment in a special purpose vehicle formed for the purpose of investing in a portfolio company that is not arranged in connection with or as a result of an in investment in a private equity fund.

“Concentration Haircut” means the sum for all Eligible Fund Assets of the portion of the Borrowing Base attributable to each Eligible Fund Asset above the applicable Concentration Limit.

“Haircut Amount” means an amount equal to the sum of (i) the Maximum Allocation Haircut, (ii) the Minimum Allocation Haircut and (iii) the Concentration Haircut. In calculating the Haircut Amount, where an Eligible Fund Asset contributes to more than one haircut, the Agent will apply the largest of these haircuts and will not include any Eligible Fund Asset in more than one haircut.

“Maximum Allocation Amount” means, with regard to each Allocation Category, the product of (i) amount of the Borrowing Base multiplied by (ii) the Maximum Limit.

“Maximum Allocation Haircut” means the sum for all Allocation Categories of (i) the Allocation Amount for each Allocation Category minus (ii) the applicable Maximum Allocation Amount for each such Allocation Category; provided that, that Maximum Allocation Haircut for any Allocation Category shall not be less than zero.

“Minimum Allocation Amount” means, with regard to each Allocation Category, the product of (i) the amount of the Borrowing Base multiplied by (ii) the Minimum Limit.

“Minimum Allocation Haircut” means the sum for all Allocation Categories of (i) the applicable Minimum Allocation Amount for each such Allocation Category minus (ii) the Allocation Amount for each Allocation Category; provided that, that Minimum Allocation Haircut for any Allocation Category shall not be less than zero.

“Sponsor” means a sponsor, general partner, managing member, investment manager or other Person performing a similar role with respect to the issuer of any Fund Asset as reasonably determined by the Agent with the consent of the Required Lenders.

The table below sets forth the allocation categories (each, an “Allocation Category”) and the maximum and minimum limits applicable to each such Allocation Category, reflected as a percentage of the Borrowing Base (the “Maximum Limit” and “Minimum Limit” respectively). Identification of an Eligible Fund Asset within an Allocation Category will be determined by the Agent in its sole discretion acting in good faith.

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Allocation to:	Minimum Limit (% of Borrowing Base)	Maximum Limit (% of Borrowing Base)
North America	40%	100%
Europe	-	50%
Other regions	-	20%
Buyout Funds/Stage	40%	100%
Venture/Growth Funds/Stage	-	25%
Private debt (excluding Liquid Loans)	-	15%
Liquid Loans	-	12.5%
Other Strategies	-	15%

“Stage” means, in respect of a Co-Investment, the stage of such investment (buyout, venture or growth) as determined by the Borrower acting reasonably and as disclosed to its investors in marketing materials.

The “Concentration Limits” are:

(a)	The Net Asset Value of the Borrower’s total direct or indirect investment in a single Eligible Fund Asset shall not exceed:

(i)	with respect to the largest single Eligible Fund Asset, 12.5% of the Borrowing Base;

(ii)	with respect to the second largest single Eligible Fund Asset, 10% of the Borrowing Base; and

(iii)	with respect to any other single Eligible Fund Asset, 7.5% of the Borrowing Base.

(b)	The Net Asset Value of the Borrower’s total direct or indirect investment in Eligible Fund Assets managed by a single Sponsor (including any affiliate of such Sponsor) shall not exceed 20% of the Borrowing Base.

(c)	The Net Asset Value of the Borrower’s total direct or indirect investment in the ten (10) largest Eligible Fund Assets shall not exceed 50% of the Borrowing Base.

(d)	After the third anniversary of the Closing Date, the Net Asset Value of the Borrower’s total direct or indirect investment in Eligible Fund Assets having the same year of origination (which, for the avoidance of doubt, shall mean the year in which the first capital call was made by the relevant fund or its general partner) shall not exceed 30% of the Borrowing Base.

(e)	The Net Asset Value of the Borrower’s total direct or indirect investment in Eligible Fund Assets with a year of origination (which, for the avoidance of doubt, shall mean the year in which the first capital call was made by the relevant fund or its general partner) more than twelve (12) years prior to the date of determination shall not exceed 5% of the Borrowing Base.

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EXHIBIT E

FORM OF

BORROWING BASE CERTIFICATE

[DATE]

Barclays Bank PLC, as Agent

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: EFS Complex Structuring

Email: EFSReporting@barclays.com

BORROWING BASE CERTIFICATE

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of March 9, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Carlyle AlpInvest Private Markets Fund, a non-diversified, closed-end management investment company, that is registered under the Investment Company Act of 1940 and organized as a Delaware statutory trust, as the Borrower (the “Borrower”), AlpInvest CAPM Holdings, LLC, a Delaware limited liability company (the “Holding I”), AlpInvest Seed Fund Limited Partner, LLC, a Delaware limited liability company (the “Holding II”), AlpInvest Seed Fund, L.P., a Delaware limited partnership (the “Holding III”), ACP 2022 Marvel Blocker LLC, a Delaware limited liability company (the “Holding IV”), several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”) and Barclays Bank PLC (the “Agent”). Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Credit Agreement.

Ladies and Gentlemen:

Pursuant to Section 6.1(c) (Financial Statements and Reports) of the Credit Agreement, this Borrowing Base Certificate is being delivered in connection with the calendar quarter-end dated [●]. The undersigned represents, warrants and certifies to the Agent and each Lender, in his/her capacity as a Responsible Officer of the Borrower, and not in his/her individual capacity, on the date hereof that:

(vi)	No Default (including a Commitment Limit Breach or a Coverage Breach) or Event of Default has occurred and is continuing as of the date hereof which has not been cured or waived [, other than [describe Default]][1].

[1]	Bracket language to be included only if a Default or Event of Default has occurred and is continuing as of the date of the Borrowing Base Certificate.

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(vii)	Attached hereto as Annex A is a spreadsheet containing calculations and information with respect to each of the following, in each case, as of the date hereof (unless otherwise specified below):

a.	The Borrowing Base;

b.	the Adjusted Borrowing Base;

c.	the Asset Coverage Ratio;

d.	the Available Liquidity Amount;

e.	the Net Asset Value and the performance of the Borrower (including any share repurchases for the relevant period) prepared by the Fund Administrator for the most recent calendar quarter-end;

f.	the composition and allocations of the Fund Assets and the property in the Collateral Accounts;

g.	any deferred payment obligations of the Credit Parties in respect of the Fund Assets;

h.	the Dollar Equivalent of the aggregate amount of uncalled capital commitments (however described) of the Borrower, Holding Vehicles and the Additional Pledgor (directly or indirectly) to the Fund Assets;

i.	each Credit Party’s Forecasted Capital Calls; and

j.	each Credit Party’s Forecasted Distributions.

CARLYLE ALPINVEST PRIVATE MARKETS FUND

By:
Name:
Title:

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Annex A

[Attached]

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